Third  Amendment To Preliminary Offering Circular, Dated  March 2, 2021

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Enosi Life Sciences Corporation

12707 High Bluff Drive, Suite 200,

San Diego, California, 92130-2035, USA

858-350-4392

5,000,000 Shares of Common Stock at $10.00 per Share

Minimum Investment: 50 Shares ($500.00)

Maximum Offering: $50,000,000

The Company is hereby providing the information required by Part I of Form S-1 (17 9 CFR 239.18 and are following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405).

PLEASE REVIEW ALL RISK FACTORS ON PAGE 10 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

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THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Minimum Investment	$500.00	5.00	495.00	None
Maximum Offering	$50,000,000	500,000	49,500,000	None

(1) The Company shall pay Dalmore Group LLC a broker-dealer services fee equivalent to 1% on funds raised in the Offering. Dalmore Group LLC is not an underwriter and will not be paid underwriting fees, but will be paid service fees. See “PLAN OF DISTRIBUTION.”

(2) Does not reflect payment of expenses of this offering, which are estimated to not exceed $500,000 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include administrative fees paid to Dalmore Group LLC or technology providers. The Company may engage the services of additional broker-dealers in connection with the offering, and if it does their commissions will be an additional expense of the offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this offering. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO COMPANY.”

(3) There are no finder’s fees or other fees being paid to third parties from the proceeds, other than those disclosed below. See “PLAN OF DISTRIBUTION.”

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

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This offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Enosi Life Sciences Corporation, a Delaware Corporation (“Enosi Life Sciences” or the “Company”). The Shares are being offered at a price of 10.00 per Share with a minimum purchase of -100 Shares per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company and through Dalmore Group LLC a broker/dealer registered with the Securities and Exchange Commission (the “SEC”) and a member of the Financial Industry Regulatory Authority (“FINRA”). The maximum aggregate amount of the Shares offered is $50,000,000 (the “Maximum Offering”). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) unless sooner terminated by the Company’s CEO. Funds shall be deposited in a Company account that may be controlled by Dalmore Group LLC. Funds will be promptly refunded without interest, for sales that are not consummated. All funds received shall be held only in a non-interest bearing bank account. Upon each closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company’s operating account where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO COMPANY” in this Offering Circular. This Offering may remain open for a twelve (12) month period but may extend past the Closing Date at the discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

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BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

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NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED “BLUE SKY” LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

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Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company’s management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

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EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,070,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,070,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

☐	The end of the fiscal year in which our annual revenues exceed $1 billion.

☐	The end of the fiscal year in which the fifth anniversary of our IPO occurred.

☐	The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt.

☐	The date on which we qualify as a large accelerated filer.

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OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Business of the Company:

Enosi Life Sciences Corp. (“Company” or “Enosi”) researches, develops, tests and makes drugs to address the growing global health challenges of autoimmune disease, acute inflammation such as those that occur during a Covid-19 or influenza infection, and cancer. The Company has not defined with precision those indications it wishes to pursue initially or its product candidates. See “Risks Relating to the Company and Its Business.”

The Company has completed some of its product development and pre-clinical testing, bringing us to the next steps in our business for continued development, testing and production of four drug product candidates labeled as EN1001, EN2001, EN3001, and EN3002, in order to ready these candidates for human clinical trials of inflammation related conditions and diseases.

The Company’s technology involves the cytokine Tumor Necrosis Factor (“TNF”) and TNF receptors (“TNFR”), namely TNFR1 and TNFR2; and a family of inflammatory growth factors called the epidermal growth factor proteins which activate their own set of receptors, called the EGF receptor family.

Milestone Achievements

The Company has raised a limited amount of funds, primarily from friends and family by issuing convertible debt. The Company has completed the following major milestones:

•	In 2018, Dr. Feldmann and Dr. Shepard decide to collaborate on the possibilities of combining Dr. Feldmann’s approach to treating autoimmune disease with Dr. Shepard’s approach to attacking growth factors in cancer.

•	The EN1001 prototype molecule was tested in vivo in the mouse CIA model of rheumatoid arthritis (RA).

•	The EN2001 prototype molecule has been tested in vivo in CIA model and multiple cancer models.

•	Two patents are filed based in part on knowledge and compositions of matter captured from animal studies for antibodies that turn off the inflammatory TNFR1 receptor (which causes tissue damage), without impacting the protective TNFR2 receptor. This is unlike any of the currently existing approved compounds, which block both receptors.

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The Company has also filed a provisional patent application claiming specific compositions of matter (chemical structures) that represent significant improvements over current technologies for fighting autoimmune disease, acute inflammation and cancer. These claims include therapeutic molecules and a novel means for delivering them.

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•	The Company intends to pursue an aggressive patent strategy with ongoing filings as progress in discovery of new molecules and methods are achieved.

•	These achievements have been funded by small rounds of financing from colleagues, friends, and family.

•	The Company is currently collaborating with Creative Biolabs to begin testing the EN1001 molecules and will begin work on FURTHER TESTING OF EN 2001 in 2021.

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Clinical trials for rheumatoid arthritis and other autoimmune diseases are intended to take place at academic centers including the Kennedy Institute of Rheumatology at the University of Oxford, where TNF Blockers were first tested in the clinic. This lowers the cost of clinical trials and ensures the best talent.

•	In July 2020, Dr. James Woody, a very experienced and talented biotech financier, became the Executive Chairman of the Board of Directors of Enosi.

Type of Stock Offering:	Common Stock

Price Per Share:	$10.00

Minimum Investment:	$500 per investor (50 Shares of Common Stock)

Maximum Offering:	$50,000,000. The Company will not accept investments greater than the Maximum Offering amount.

Maximum Shares Offered:	5,000,000 Shares of Common Stock

Use of Proceeds:	See the description in section entitled “USE OF PROCEEDS TO COMPANY” on page 30 herein.

Voting Rights:	The Shares do have voting rights. See the description of the voting rights all the Company’s other classes of stock on page 64 herein.

Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) if the Company in its sole discretion withdraws this Offering.

Implicit Valuation:	The implicit valuation of the Company’s outstanding shares is calculated by multiplying the number of shares currently outstanding by the offering price per share.

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The Offering

Common Stock Outstanding (1)	2,750,000 Shares
Common Stock in this Offering (2)	5,000,000 Shares
Total Stock to be outstanding after the offering (3)	7,750,000

1. There is one class of stock in the Company at present: Common Stock. For a full description of the right of the Common Stock, please see the section of this Offering Circular entitled “SECURITIES BEING OFFERED” on page 64 below.

2. The Company currently has 2,750,000 Common Shares outstanding. Shares were sold or granted to officers and directors of the Company.

3. The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in an account in the Company’s name and will be immediately available to the Company. Once a subscription agreement is accepted by the Company, funds are non-refundable.

We are currently not listed on any trading market or stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A public trading market for the Shares may not develop. Investors should note the Company is still in the start-up phase and has not commenced revenue-generating operations. Continuation of the Company as a going concern is dependent upon obtaining additional working capital. If the Company is unable to raise additional capital, the Company may have to cease operations resulting in a total loss to investors. See “REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

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Risks Relating to the Company and Its Business

New chemical entities derived from our drug candidate products EN1001, EN2001, EN3001, EN3002 and EN4001, which are in the early stages of development, may require more time and resources for development, testing and regulatory clearance, and may not result in viable commercial products

EN1001, EN2001, EN3001, EN3002 and EN4001 drug product candidates are in the early stages of development, involve a novel therapeutic approach and new chemical entities, require significant further research and development and regulatory approvals and are subject to the risks of failure inherent in the development of products based on innovative approaches. New chemical entities derived from EN1001, EN2001, EN3001, EN3002 and EN4001 are molecules that have not previously been approved and marketed. As a result, the product candidates may face greater risk of unanticipated safety issues or other side-effects, or may not demonstrate efficacy. Further, the regulatory pathway for our new chemical entities may be more demanding than that for other product candidates.

Also, because EN1001, EN2001, EN3001, EN3002 and EN4001 are in early stages, we have not defined with precision those indications we wish to pursue initially, each of which may have unique challenges. If the first indications pursued do not show positive results, the credibility of any product candidate from this program may be tarnished, even if the molecule might be effective for other indications. Our decisions regarding which indications to pursue may cause us to fail to capitalize on indications that could have given rise to viable commercial products and profitable market opportunities.

Early indications of activity from GLP Pre-clinical (animal) studies for EN1001, EN2001, EN3001, EN3002 and EN4001 may not predict the results of clinical (human) trials

There can be no assurance that clinical studies will demonstrate the safety or efficacy of EN1001, EN2001, EN3001, EN3002 and EN4001in a statistically significant manner. The failure of EN1001, EN2001, EN3001, EN3002 and/or EN4001 to show efficacy in future clinical trials would significantly harm our business.

Clinical trial safety results, including for EN1001, EN2001, EN3001, EN3002 and EN4001, may not be confirmed

While some clinical trials of our product candidates may show indications of safety and efficacy, there can be no assurance that these results will be confirmed in subsequent clinical trials or provide a sufficient basis for regulatory approval. In addition, side effects observed in clinical trials, or other side effects that appear in later clinical trials, may adversely affect our or our collaborators’ ability to obtain regulatory approval or market our product candidates. For example, the reduction in inflammation with EN1001, EN2001, EN3001, EN3002 and EN4001 in previous trials may not be repeated in the ongoing trials. There can be no assurance that the additional clinical trial that could be conducted for EN1001, EN2001, EN3001, EN3002 and EN4001 will be sufficient to obtain FDA approval, and any additional trials would entail added expense and further delay or may preclude product approval, harming our business, prospects and financial condition.

Regulatory action or failure to obtain product approvals could delay or limit development and commercialization of our product candidates and result in failure to achieve anticipated revenues

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The manufacture and marketing of our pharmaceutical product candidates and our research and development activities are subject to extensive regulation for safety, efficacy and quality by numerous government authorities in the United States and abroad. We or our third-party collaborators must obtain clearance or approval from applicable regulatory authorities before we or they, as applicable, can perform clinical trials, market or sell our products in development in the United States or abroad. Clinical trials, manufacturing and marketing of products are subject to the rigorous testing and approval process of the FDA and equivalent foreign regulatory authorities. In particular, the FDA rigorously focuses on the safety of drug products at every stage of drug development and commercialization from initial clinical trials to regulatory approval and beyond, and the interpretation of data that may pertain to safety can be subject to the interpretation of individual reviewers within the FDA. These rigorous and potentially evolving standards that often differ by therapeutic area may delay and increase the expenses of our development efforts. The FDA or other foreign regulatory agency may, at any time, halt our and our collaborators’ development and commercialization activities due to safety concerns, in which case our business will be harmed. In addition, the FDA or other foreign regulatory agency may refuse or delay approval of our or our collaborators’ drug candidates for failure to collect sufficient clinical or animal safety data, and require us or our collaborators to conduct additional clinical or animal safety studies which may cause lengthy delays and increased costs to our programs.

The Federal Food, Drug and Cosmetic Act and other federal, state and foreign statutes and regulations govern and influence the testing, manufacture, labeling, advertising, distribution and promotion of drugs and medical devices. These laws and regulations are complex and subject to change. Furthermore, these laws and regulations may be subject to varying interpretations, and we may not be able to predict how an applicable regulatory body or agency may choose to interpret or apply any law or regulation to our pharmaceutical product candidates. As a result, clinical trials and regulatory approval can take a number of years to accomplish and require the expenditure of substantial resources. We or our third-party collaborators, as applicable, may encounter delays or rejections based upon administrative action or interpretations of current rules and regulations. We or our third-party collaborators, as applicable, may not be able to timely reach agreement with the FDA on our clinical trials or on the required clinical or animal data we or they must collect to continue with our clinical trials or eventually commercialize our product candidates.

We or our third-party collaborators, as applicable, may also encounter delays or rejections based upon additional government regulation from future legislation, administrative action or changes in FDA policy during the period of product development, clinical trials and FDA regulatory review. We or our third-party collaborators, as applicable, may encounter similar delays in foreign countries. Sales of our pharmaceutical product candidates outside the United States are subject to foreign regulatory standards that vary from country to country.

The time required to obtain approvals from foreign countries may be shorter or longer than that required for FDA approval, and requirements for foreign licensing may differ from FDA requirements. We or our third-party collaborators, as applicable, may be unable to obtain requisite approvals from the FDA and foreign regulatory authorities, and even if obtained, such approvals may not be on a timely basis, or they may not cover the clinical uses that we specify. If we or our third-party collaborators, as applicable, fail to obtain timely clearance or approval for our development products, we or they will not be able to market and sell our pharmaceutical product candidates, which will limit our ability to generate revenue.

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We may depend to a large extent on third-party collaborators, and we have limited or no control over the development, sales, distribution and disclosure for our pharmaceutical product candidates which are the subject of third-party collaborative or license agreements

Our performance may depend to a large extent on the ability of third-party collaborators to successfully develop and obtain approvals for our pharmaceutical product candidates. We hope to enter into agreements with some companies under which we grant such third-parties the right to develop, apply for regulatory approval for, market, promote or distribute EN1001, EN2001, EN3001, EN3002 and EN4001, subject to payments to us in the form of product royalties and other payments. We have limited or no control over the expertise or resources that any collaborator may devote to the development, clinical trial strategy, regulatory approval, marketing or sale of these product candidates, or the timing of their activities. Any of our present or future collaborators may not perform their obligations as expected. These collaborators may breach or terminate their agreement with us or otherwise fail to conduct their collaborative activities successfully and in a timely manner. Enforcing any of these agreements in the event of a breach by the other party could require the expenditure of significant resources and consume a significant amount of management time and attention. Our collaborators may also conduct their activities in a manner that is different from the manner we would have chosen, had we been developing such product candidates ourselves. Further, our collaborators may elect not to develop or commercialize product candidates arising out of our collaborative arrangements or not devote sufficient resources to the development, clinical trials, regulatory approval, manufacture, marketing or sale of these product candidates. If any of these events occur, we may not recognize revenue from the commercialization of our product candidates based on such collaborations. In addition, these third-parties may have similar or competitive products to the ones which are the subject of their collaborations with us, or relationships with our competitors, which may reduce their interest in developing or selling our product candidates. We may not be able to control public disclosures made by some of our third-party collaborators, which could negatively impact our stock price.

Cancellation of collaborations regarding our product candidates may impact our revenues and adversely affect potential economic benefits

Third-party collaboration agreements typically allow the third-party to terminate the agreement (or a specific program within an agreement) by providing notice.

Our revenues may depend on collaboration agreements with other companies. These agreements may subject us to obligations which must be fulfilled and also make our revenues dependent on the performance of such third-parties. If we are unable to meet our obligations or manage our relationships with our collaborators under these agreements or enter into additional collaboration agreements or if our existing collaborations are terminated, our revenues may decrease. Acquisitions of our collaborators can be disruptive

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Our revenues may be based to a significant extent on collaborative arrangements with third-parties, pursuant to which we receive payments based on our performance of research and development activities set forth in these agreements. We may not be able to fulfill our obligations or attain milestones set forth in any specific agreement, which could cause our revenues to fluctuate or be less than anticipated and may expose us to liability for contractual breach. In addition, these agreements may require us to devote significant time and resources to communicating with and managing our relationships with such collaborators and resolving possible issues of contractual interpretation which may detract from time our management would otherwise devote to managing our operations. Such agreements are generally complex and contain provisions that could give rise to legal disputes, including potential disputes concerning ownership of intellectual property under collaborations. Such disputes can delay or prevent the development of potential new product candidates, or can lead to lengthy, expensive litigation or arbitration. From time to time, our licensees may be the subject of an acquisition by another company. Such transactions can lead to turnover of program staff, a review of development programs and strategies by the acquirer, and other events that can disrupt a program, resulting in program delays or discontinuations.

If any of our collaborative agreements were to be terminated or delayed, our anticipated revenues may be reduced or not materialize, and our products in development related to those agreements may not be commercialized.

Our cash flows are likely to differ from our reported revenues

Our revenues will likely differ from our cash flows from revenue-generating activities. Upfront payments received upon execution of collaborative agreements are recorded as deferred revenue and generally recognized on a straight-line basis over the period of our continuing involvement with the third-party collaborator pursuant to the applicable agreement.

Our revenues may depend on milestone payments based on achievements by our third-party collaborators. Failure of such collaborators to attain such milestones would result in our not receiving revenues

In addition to payments based on our performance of research and development activities, our revenues may also depend on the attainment of milestones set forth in our collaboration agreements. Such milestones are typically related to development activities or sales accomplishments. While our involvement is necessary to the achievement of development-based milestones, the performance of our third-party collaborators is also required to achieve those milestones. Under our third-party collaborative agreements, our third-party collaborators will take the lead in commercialization activities and we are typically not involved in the achievement of sales-based milestones. Therefore, we are even more dependent upon the performance of our third-party collaborators in achieving sales-based milestones. To the extent we and our third-party collaborators do not achieve such development-based milestones or our third-party collaborators do not achieve sales-based milestones, we will not receive the associated revenues, which could harm our financial condition and may cause us to defer or cut-back development activities or forego the exploitation of opportunities in certain geographic territories, any of which could have a material adverse effect on our business.

Our business strategy includes the entry into collaborative agreements. We may not be able to enter into collaborative agreements or may not be able to negotiate commercially acceptable terms for these agreements

Our current business strategy includes the entry into collaborative agreements for the development and commercialization of our pharmaceutical product candidates. The negotiation and consummation of these types of agreements typically involve simultaneous discussions with multiple potential collaborators and require significant time and resources from our officers, business development, legal, and research and development staff. In addition, in attracting the attention of pharmaceutical and biotechnology company collaborators, we compete with numerous other third-parties with product opportunities as well the collaborators’ own internal product opportunities. We may not be able to consummate additional collaborative agreements, or we may not be able to negotiate commercially acceptable terms for these agreements. If we do not consummate additional collaborative agreements, we may have to consume money more rapidly on our product development efforts, defer development activities or forego the exploitation of certain geographic territories, any of which could have a material adverse effect on our business.

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Our ability to continue as an ongoing concern is dependent upon obtaining additional working capital and commencing revenue-generating operations.

As set forth on the Company’s balance sheet, its total current assets were $10,974 and $16,349 as of December 31, 2019 and 2018, respectively, while current liabilities totaled $319,955 and $1,936, respectively. Total current assets as of September 30, 2020 were $261,189, while current liabilities were $1,191,700. These amounts do not provide adequate working capital for us to successfully operate the business and to service the debt. We are still in the start-up phase and have not commenced revenue-generating operations. We believe that we will be able to operate for the coming year by raising capital pursuant to this Offering. However, there can be no assurances that our plans will be successful, and if the Company is unable to raise additional capital, the Company may have to cease operations resulting in a total loss to investors. See “REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

We will require and may have difficulty raising needed capital in the future

Our business currently does not generate sufficient revenues to meet our capital requirements, and we do not expect that it will do so in the near future. We have expended and will continue to expend substantial funds to complete the research, development and clinical testing of our pharmaceutical product candidates. We will require additional funds for these purposes. Additional funds may not be available on acceptable terms, if at all. If adequate funds are unavailable from operations or additional sources of financing, we may have to delay or reduce the scope of, or eliminate one or more of our research or development programs, which would materially harm our business, financial condition and results of operations.

If we raise an aggregate of $15 million on our Regulation A offering, such funds are expected to be adequate to satisfy our capital needs for the next two years. However, our actual capital requirements will depend on many factors, including:

•	regulatory actions with respect to our product candidates;

•	continued progress and cost of our research and development programs;

•	success in entering into collaboration agreements and meeting milestones under such agreements;

•	progress with preclinical studies and clinical trials;

•	the time and costs involved in obtaining regulatory clearance;

•	costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims;

•	costs involved in establishing manufacturing capabilities for clinical and commercial quantities of our product candidates;

•	competing technological and market developments;

•	market acceptance of our product candidates;

•	costs for recruiting and retaining employees and consultants; and

•	unexpected legal, accounting and other costs and liabilities related to our business.

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We may consume available resources more rapidly than currently anticipated, resulting in the need for additional funding. We may seek to raise any necessary additional funds through equity or debt financings, convertible debt financings, collaborative arrangements with corporate collaborators or other sources, which may be dilutive to existing stockholders and may cause the value of our common stock to decline. In addition, in the event that additional funds are obtained through arrangements with collaborators or other sources, we may have to relinquish rights to some of our technologies or pharmaceutical product candidates that we would otherwise seek to develop or commercialize ourselves. If adequate funds are not available, we may be required to significantly reduce or refocus our product development efforts, resulting in delays in generating future product revenue.

We and any third-party collaborators may not be able to manufacture sufficient quantities of our pharmaceutical product candidates and components to support the clinical and commercial requirements of our collaborators and ourselves at an acceptable cost or in compliance with applicable government regulations, and we have limited manufacturing experience

We or any third-party collaborators to whom we assign such responsibility must manufacture our pharmaceutical product candidates and components in clinical and commercial quantities, either directly or through third-parties, in compliance with regulatory requirements and at an acceptable cost. The manufacturing processes associated with our product candidates are complex. We have not yet completed development of the manufacturing process for any product candidates or components, includingEN1001, EN2001, EN3001, EN3002 and EN4001. If we and our third-party collaborators, where relevant, fail to timely complete the development of the manufacturing process for our product candidates, we and our third-party collaborators, where relevant, will not be able to timely produce product for clinical trials and commercialization of our product candidates. We have limited experience manufacturing pharmaceutical products, and we may not be able to timely accomplish these tasks. If we and our third-party collaborators, where relevant, fail to develop manufacturing processes to permit the manufacture of a product candidate or component at an acceptable cost, then we and our third-party collaborators may not be able to commercialize that product candidate.

If we and our third-party collaborators, where relevant, are unable to manufacture our pharmaceutical product candidates or components in a timely manner or at an acceptable cost, quality or performance level, and are unable to attain and maintain compliance with applicable regulations, the clinical trials and the commercial sale of our product candidates and those of our third-party collaborators could be delayed. Additionally, we may need to alter the manufacturing processes, install additional equipment or do additional construction or testing in order to meet regulatory requirements, optimize the production process, increase efficiencies or production capacity or for other reasons, which may result in additional cost or delay production of product needed for the clinical trials and commercial launch of our product candidates and those of our third-party collaborators.

If we or our third-party collaborators cannot manufacture our pharmaceutical product candidates or components in time to meet the clinical or commercial requirements of our collaborators or ourselves or at an acceptable cost, our operating results will be harmed.

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Failure to comply with ongoing governmental regulations for our pharmaceutical product candidates could materially harm our business in the future

Marketing or promoting a drug is subject to very strict controls. Furthermore, clearance or approval may entail ongoing requirements for post-marketing studies. The manufacture and marketing of drugs are subject to continuing FDA and foreign regulatory review and requirements that we update our regulatory filings. Later discovery of previously unknown problems with a product, manufacturer or facility, or our failure to update regulatory files, may result in restrictions, including withdrawal of the product from the market. Any of the following or other similar events, if they were to occur, could delay or preclude us from further developing, marketing or realizing full commercial use of our product candidates, which in turn would materially harm our business, financial condition and results of operations:

•	failure to obtain or maintain requisite governmental approvals;

•	failure to obtain approvals for clinically intended uses of our pharmaceutical product candidates under development; or

•	FDA required product withdrawals or warnings arising from identification of serious and unanticipated adverse side effects in our product candidates.

Manufacturers of drugs must comply with the applicable FDA good manufacturing practice regulations, which include production design controls, testing, quality control and quality assurance requirements as well as the corresponding maintenance of records and documentation. Compliance with current good manufacturing practices regulations is difficult and costly. See “Regulatory Review Process.”

Manufacturing facilities are subject to ongoing periodic inspection by the FDA and corresponding state agencies, including unannounced inspections, and must be licensed before they can be used for the commercial manufacture of our development products. We and/or our suppliers and distributors may be unable to comply with the applicable good manufacturing practice regulations and other FDA regulatory requirements. If we, our third-party collaborators or our respective suppliers do not achieve compliance for our product candidates we or they manufacture, the FDA may refuse or withdraw marketing clearance or require product recall, which may cause interruptions or delays in the manufacture and sale of our product candidates.

We have a history of operating losses; we expect to continue to have losses in the future; and we may never achieve or maintain profitability

We have incurred operating losses since our inception. We expect to continue to incur significant operating losses over the next several years as we continue to incur significant costs for research and development, clinical trials and general and administrative functions. Our ability to achieve profitability depends upon our ability, alone or with others, to successfully complete the development of our proposed product candidates, obtain the required regulatory clearances, and manufacture and market our proposed product candidates. Development of pharmaceutical product candidates is costly and requires significant investment. In addition, we may choose to license from third-parties either additional drug delivery platform technology or rights to particular drugs or other appropriate technology for use in our product candidates. The license fees for these technologies or rights would increase the costs of our product candidates. We intend to procure funds from third-party collaborators and from the sale of additional securities in order to fund our anticipated operating losses over the next several years.

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We intend to enter into agreements with third party collaborators that will ultimately do further product development, clinical trials, manufacturing, and marketing and sales of products. However, there are significant risks and uncertainties for our success in such matters.

Our third-party collaborators may not sell our product candidates effectively

Any third-party collaborator will compete with many other companies that have extensive and well-funded marketing and sales operations. The marketing and sales efforts by our third-party collaborators may be unable to compete successfully against these other companies. Our third-party collaborators, may be unable to establish a sufficient sales and marketing organization on a timely basis, if at all. Our third-party collaborators, may be unable to engage qualified distributors. Even if engaged, these distributors may:

•	fail to satisfy financial or contractual obligations;

•	fail to adequately market our product candidates;

•	cease operations with little or no notice to us;

•	offer, design, manufacture or promote competing product lines;

•	fail to maintain adequate inventory and thereby restrict use of our product candidates; or

•	build up inventory in excess of demand thereby limiting future purchases of our product candidates resulting in significant quarter-to-quarter variability in our sales.

The failure of us or any third-party collaborators to effectively develop, gain regulatory approval for, sell, manufacture and market our product candidates will hurt our business, prospects and financial results.

We will rely heavily on third-party contractors to support development, clinical testing and manufacturing of our product candidates

We will rely on third-party contract research organizations, consultants, service providers and suppliers to provide critical services to support development, clinical testing, and manufacturing of our product candidates. These third-parties may not execute their responsibilities and tasks competently in compliance with applicable laws and regulations or in a timely fashion. We will rely on third-parties to manufacture or perform manufacturing steps relating to our product candidates or components. We anticipate that we will continue to rely on these and other third-party contractors to support development, clinical testing, and manufacturing of our product candidates. Failure of these contractors to provide the required services in a competent or timely manner or on reasonable commercial terms could materially delay the development and approval of our development products, increase our expenses and materially harm our business, financial condition and results of operations.

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Key components of our product candidates are provided by limited numbers of suppliers, and supply shortages or loss of these suppliers could result in interruptions in supply or increased costs

Certain components and drug substances used in our product candidates, including EN1001, EN2001, EN3001, EN3002 and EN4001s, are currently purchased from a limited number of outside sources. The reliance on a limited number of suppliers could result in:

•	delays associated with redesigning a pharmaceutical product candidate due to a failure to obtain a single source component;

•	an inability to obtain an adequate supply of required components; and

•	reduced control over pricing, quality and delivery time.

In addition, we may not be able to procure required components or drugs from third-party suppliers at a quantity, quality and cost acceptable to us. If the supply of any components for our product candidates is interrupted, components from alternative suppliers may not be available in sufficient volumes or at acceptable quality levels within required timeframes, if at all, to meet our needs or those of our third-party collaborators. This could delay our ability to complete clinical trials and obtain approval for commercialization and marketing of our product candidates, causing us to lose sales, incur additional costs, delay new product introductions and could harm our reputation.

If we are unable to adequately protect, maintain or enforce our intellectual property rights or secure rights to third-party patents, we may lose valuable assets, experience reduced market share or incur costly litigation to protect our rights or our third-party collaborators may choose to terminate their agreements with us

Our ability to commercially exploit our products will depend significantly on our ability to obtain and maintain patents, maintain trade secret protection and operate without infringing the proprietary rights of others.

There can be no assurance that the pending patent applications will be granted. The pending patent applications include claims for both composition of matter and method of treatment. There can be no assurance that the pending patent applications will be granted.

The patent positions of pharmaceutical companies, including ours, are uncertain and involve complex legal and factual questions. In addition, the coverage claimed in a patent application can be significantly reduced before the patent is issued. Consequently, our patent applications may not issue into patents, and any issued patents may not provide protection against competitive technologies or may be held invalid if challenged. Our competitors may also independently develop products similar to ours or design around or otherwise circumvent patents issued to us or licensed by us. In addition, the laws of some foreign countries may not protect our proprietary rights to the same extent as U.S. law.

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The patent laws of the U.S. have recently undergone changes through court decisions which may have significant impact on us and our industry. Decisions of the U.S. Supreme Court and other courts with respect to the standards of patentability, enforceability, availability of injunctive relief and damages may make it more difficult for us to procure, maintain and enforce patents. In addition, the America Invents Act was signed into law in September 2011, which among other changes to the U.S. patent laws, changes patent priority from “first to invent” to “first to file,” implements a post-grant opposition system for patents and provides a prior user defense to infringement. These judicial and legislative changes have introduced significant uncertainty in the patent law landscape and may potentially negatively impact our ability to procure, maintain and enforce patents to provide exclusivity for our products.

We also rely upon trade secrets, technical know-how, and continuing technological innovation to develop and maintain our technology position. We require our employees, consultants, advisors and collaborators to execute appropriate confidentiality and assignment-of-inventions agreements with us. These agreements typically provide that all materials and confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third-parties except in specific circumstances, and that all inventions arising out of the individual’s relationship with us will be our exclusive property. These agreements may be breached, and in some instances, we may not have an appropriate remedy available for breach of the agreements. Furthermore, our competitors may independently develop substantially equivalent proprietary information and techniques, reverse engineer our information and techniques, or otherwise gain access to our proprietary technology.

We may be unable to meaningfully protect our rights in trade secrets, technical know-how and other non-patented technology. We may have to resort to litigation to protect our intellectual property rights, or to determine their scope, validity or enforceability. In addition, interference, derivation, post-grant oppositions, and similar proceedings may be necessary to determine rights to inventions in our patents and patent applications. Enforcing or defending our proprietary rights is expensive, could cause diversion of our resources and may be unsuccessful. Any failure to enforce or protect our rights could cause us to lose the ability to exclude others from using our technology to develop or sell competing products.

Our future collaboration agreements may depend on our intellectual property

We expect to be party to collaborative agreements with pharmaceutical companies. Potential third-party collaborators may have entered into these agreements based on the exclusivity that our intellectual property rights confer on the products being developed. The loss or diminution of our intellectual property rights could result in a decision by our third-party collaborators to terminate their agreements with us. In addition, these agreements are generally complex and contain provisions that could give rise to legal disputes, including potential disputes concerning ownership of intellectual property and data under collaborations. Such disputes can lead to lengthy, expensive litigation or arbitration requiring us to devote management time and resources to such dispute which we would otherwise spend on our business.

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We may be sued by third-parties claiming that our product candidates infringe on their intellectual property rights, particularly because there is substantial uncertainty about the validity and breadth of patents

We or our potential collaborators may be exposed to future litigation by third-parties based on claims that our product candidates or activities infringe the intellectual property rights of others, or that we or our collaborators have misappropriated the trade secrets of others. This risk is exacerbated by the fact that the validity and breadth of claims covered in technology patents and the breadth and scope of trade secret protection involve complex legal and factual questions for which some important legal principles are unresolved. Any litigation or claims against us or our collaborators, whether or not valid, could result in substantial costs, could place a significant strain on our financial resources and could harm our reputation. We also may not have sufficient funds to litigate against parties with substantially greater resources. In addition, our future collaborative agreements may provide our collaborators with the right, under specified circumstances, to defend against any claims of infringement of the third-party intellectual property rights, and such collaborators may not defend against such claims adequately or in the manner that we would do ourselves. Intellectual property litigation or claims could force us or our collaborators to do one or more of the following, any of which could harm our business or financial results:

•	cease selling, incorporating or using our pharmaceutical product candidates that incorporate the challenged intellectual property, which would adversely affect our revenue;

•	obtain a license from the holder of the infringed intellectual property right, which license may be costly or may not be available on reasonable terms, if at all; or

•	redesign our product candidates, which would be costly and time-consuming.

Technologies which we might acquire or license in the future may be difficult to integrate, disrupt our business, dilute stockholder value or divert management attention

We may acquire technologies or products to broaden the scope of our existing and planned product lines and technologies. Future acquisitions expose us to:

•	increased costs associated with the acquisition and operation of the new businesses or technologies and the management of geographically dispersed operations;

•	the risks associated with the assimilation of new technologies, operations, sites and personnel;

•	the diversion of resources from our existing business and technologies;

•	the inability to generate revenues to offset associated acquisition costs;

•	the requirement to maintain uniform standards, controls, and procedures; and

Acquisitions may also result in the issuance of dilutive equity securities, the incurrence or assumption of debt or additional expenses associated with the amortization of acquired intangible assets or potential businesses. Acquisitions may not generate any additional revenue or provide any benefit to our business.

Write-offs related to the impairment of long-lived assets, inventories and other non-cash charges, as well as stock-based compensation expenses may adversely impact or delay our profitability

We may incur significant non-cash charges related to impairment write-downs of our long-lived assets, including intangible assets. We will continue to incur non-cash charges related to amortization of intangible assets. If future periodic reviews determine that our assets are impaired and a write-down is required, it will adversely impact or delay our profitability. Pursuant to applicable generally accepted accounting principles (GAAP), we must record on our financial statements a non-cash expense charge for any stock option that the Company grants to its employees, consultants and directors.

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We depend upon key personnel who may terminate their employment with us at any time, and we may need to hire additional qualified personnel

Our success will depend to a significant degree upon the continued services of key management, technical and scientific personnel. In addition, our success will depend on our ability to attract and retain other highly skilled personnel. Competition for qualified personnel is intense, and the process of hiring and integrating such qualified personnel is often lengthy. We may be unable to recruit such personnel on a timely basis, if at all. Our management and other employees may voluntarily terminate their employment with us at any time. The loss of the services of key personnel, or the inability to attract and retain additional qualified personnel, could result in delays to product development or approval, loss of sales and diversion of management resources.

We may not successfully manage our company through varying business cycles

Our success will depend on properly sizing our company through growth and contraction cycles caused in part by changing business conditions, which places a significant strain on our management and on our administrative, operational and financial resources. To manage through such cycles, we must expand or contract our facilities, our operational, financial and management systems, and our personnel. If we were unable to manage growth and contractions effectively our business would be harmed.

Our business involves environmental risks and risks related to handling regulated substances

In connection with our research and development activities and our pharmaceutical product candidates, we are subject to federal, state and local laws, rules, regulations and policies governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain materials, biological specimens, and wastes. Although we believe that we have complied with the applicable laws, regulations and policies in all material respects and have not been required to correct any material noncompliance, we may be required to incur significant costs to comply with environmental and health and safety regulations in the future. Our research and development involves the use, generation and disposal of hazardous materials, including but not limited to certain hazardous chemicals, solvents, agents and biohazardous materials. Although we believe that our safety procedures for storing, handling and disposing of such materials comply with the standards prescribed by state and federal regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials. We will contract with third-parties to dispose of these substances generated by us, and we rely on these third-parties to properly dispose of these substances in compliance with applicable laws and regulations. If these third-parties do not properly dispose of these substances in compliance with applicable laws and regulations, we may be subject to legal action by governmental agencies or private parties for improper disposal of these substances. The costs of defending such actions and the potential liability resulting from such actions are often very large. In the event we are subject to such legal action or we otherwise fail to comply with applicable laws and regulations governing the use, generation and disposal of hazardous materials and chemicals, we could be held liable for any damages that result, and any such liability could exceed our resources.

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Risks Related To Our Industry

The market for our pharmaceutical product candidates is rapidly changing and competitive, and new products or technologies developed by others could impair our ability to grow our business and remain competitive

The pharmaceutical industry is subject to rapid and substantial technological change. Developments by others may render our product candidates under development or technologies noncompetitive or obsolete, or we may be unable to keep pace with technological developments or other market factors. Technological competition in the industry from pharmaceutical and biotechnology companies, universities, governmental entities and others diversifying into the field is intense and is expected to increase.

We may face competition from other companies in numerous industries including pharmaceuticals, medical devices and drug delivery. EN1001, if cleared by the FDA and other governing bodies, will compete with currently marketed TNF blockers, JAK inhibitors, and new cytokine inhibitors. These inhibitors all work downstream from TNF, but may find niches in which they are effective. Products of these types can be found at….https://www.ncbi.nlm.nih.gov/pmc/articles/PMC4296073/)and(https://www.verywellhealth.com/jak-inhibitors-4706526).

Others parties have announced regulatory approval or development plans for anti-inflammatory products. With respect to EN2001, we are not aware of any similar drugs approved or in the pipelines of pharma that are similar to Enosi’s growth factor trap (EN2001) for autoimmune disease. Our other programs (EN3001, 3002 and EN4001) are still in research and we do not know what the commercial landscape will look like when they emerge as clinical candidate. For EN4001, which is a drug delivery technology, numerous companies are applying significant resources and expertise to the problems of drug delivery and several of these are focusing or may focus on delivery of drugs to the intended site of action, including Alkermes, Pacira, Immune Pharmaceuticals, Innocoll, Nektar, Kimberly-Clark, Acorda Therapeutics, Flamel, Alexza, Mallinckrodt, Hospira, Pfizer, Cumberland Pharmaceuticals, Egalet, Acura, Elite Pharmaceuticals, Phosphagenics, Intellipharmaceutics, Collegium Pharmaceutical, Heron Therapeutics and others. Some of these competitors may be addressing the same indications as we are. Our current and potential competitors may succeed in obtaining patent protection or commercializing products before us. These entities have significantly greater research and development capabilities than we do, as well as substantially more marketing, manufacturing, financial and managerial resources. These entities represent significant competition for us. Acquisitions of, or investments in, competing pharmaceutical or biotechnology companies by large corporations could increase such competitors’ financial, marketing, manufacturing and other resources.

We are engaged in the development of novel technologies. Our resources are limited and we may experience technical challenges inherent in such novel technologies. Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competitive products. Some of these products may have an entirely different approach or means of accomplishing similar therapeutic effects than our product candidates. Our competitors may develop products that are safer, more effective or less costly than our product candidates and, therefore, present a serious competitive threat to our product offerings.

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The widespread acceptance of therapies that are alternatives to ours may limit market acceptance of our product candidates even if commercialized. These treatments are widely accepted in the medical community and have a long history of use. The established use of these competitive products may limit the potential for our product candidates to receive widespread acceptance if commercialized.

Relationships with customers and third-party payors will be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings

Healthcare providers, physicians and third-party payors will play a primary role in the recommendation and prescription of any product candidates for which we obtain marketing approval. Future arrangements with third-party payors and customers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we would market, sell and distribute our products. As a pharmaceutical company, even though we do not and may not control referrals of healthcare services or bill directly to Medicare, Medicaid or other third-party payors, federal and state healthcare laws and regulations pertaining to fraud and abuse and patients’ rights are and will be applicable to our business. These regulations include:

•	the Federal Healthcare Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under a federal healthcare program such as Medicare and Medicaid, and which will constrain our marketing practices and the marketing practices of our licensees, educational programs, pricing policies, and relationships with healthcare providers or other entities;

•	the federal physician self-referral prohibition, commonly known as the Stark Law, which prohibits physicians from referring Medicare or Medicaid patients to providers of “designated health services” with whom the physician or a member of the physician’s immediate family has an ownership interest or compensation arrangement, unless a statutory or regulatory exception applies;

•	federal false claims laws that prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other government reimbursement programs that are false or fraudulent, and which may expose entities that provide coding and billing advice to customers to potential criminal and civil penalties, including through civil whistleblower or qui tam actions, and including as a result of claims presented in violation of the Federal Healthcare Anti-Kickback Statute, the Stark Law or other healthcare-related laws, including laws enforced by the FDA;

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•	the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program and also created federal criminal laws that prohibit knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statements in connection with the delivery of or payment for healthcare benefits, items or services, and which as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, also imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information;

•	federal physician sunshine requirements under the Affordable Care Act, which requires manufacturers of drugs, devices, biologics and medical supplies to report annually to HHS information related to payments and other transfers of value to physicians, other healthcare providers, and teaching hospitals, and ownership and investment interests held by physicians and other healthcare providers and their immediate family members and applicable group purchasing organizations

•	the Federal Food, Drug, and Cosmetic Act, which, among other things, strictly regulates drug product marketing, prohibits manufacturers from marketing drug products for off-label use and regulates the distribution of drug samples; and

•	state and foreign law equivalents of each of the above federal laws, such as anti-kickback and false claims laws, which may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non- governmental third-party payors, including private insurers, state laws requiring pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government and which may require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures, and state and foreign laws governing the privacy and security of health information in specified circumstances, many of which differ from each other in significant ways and often are not preempted by federal laws such as HIPAA, thus complicating compliance efforts.

Efforts to ensure that our business arrangements with third-parties will comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, imprisonment, exclusion from government funded healthcare programs, such as Medicare and Medicaid, and the curtailment or restructuring of our operations. If any physicians or other healthcare providers or entities with whom we expect to do business are found to not be in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

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Healthcare reform measures could hinder or prevent our product candidates’ commercial success.

In the United States, there have been, and we expect there will continue to be, a number of legislative and regulatory changes to the healthcare system that could affect our future revenue and profitability and the future revenue and profitability of our collaborators or potential collaborators. Federal and state lawmakers regularly propose and, at times, enact legislation that results in significant changes to the healthcare system, some of which is intended to contain or reduce the costs of medical products and services. For example, in March 2010, President Obama signed one of the most significant healthcare reform measures in decades, the Affordable Care Act. It contains a number of provisions, including those governing enrollment in federal healthcare programs, reimbursement changes and fraud and abuse measures, all of which impact existing government healthcare programs and will result in the development of new programs. The Affordable Care Act, among other things:

•	imposes a non-deductible annual fee on pharmaceutical manufacturers or importers who sell “branded prescription drugs”;

•	increases the minimum level of Medicaid rebates payable by manufacturers of brand-name drugs from 15.1% to 23.1%;

•	requires collection of rebates for drugs paid by Medicaid managed care organizations;

•	addresses new methodologies by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected, and for drugs that are line extension products;

•	requires manufacturers to participate in a coverage gap discount program, under which they must agree to offer 50% point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D; and

•	mandates a further shift in the burden of Medicaid payments to the states.

Other legislative changes have been proposed and adopted since the Affordable Care Act was enacted. For example, automatic reductions to several government programs were enacted during “sequestration.” These reductions included aggregate reductions to Medicare payments to providers of up to 2% per fiscal year, which went into effect on April 1, 2013. On January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, or the ATRA, which, among other things, further reduced Medicare payments to several providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. Additional state and federal healthcare reform measures may be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our product candidates once approved or additional pricing pressures.

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We could be exposed to significant product liability claims which could be time consuming and costly to defend, divert management attention and adversely impact our ability to obtain and maintain insurance coverage

The testing, manufacture, marketing and sale of our product candidates involve an inherent risk that product liability claims will be asserted against us. Although we will be insured against such risks up to an annual aggregate limit in connection with clinical trials and commercial sales of our product candidates, our product liability insurance may be inadequate and may not fully cover the costs of any claim or any ultimate damages we might be required to pay. Product liability claims or other claims related to our product candidates, regardless of their outcome, could require us to spend significant time and money in litigation or to pay significant damages. Any successful product liability claim may prevent us from obtaining adequate product liability insurance in the future on commercially desirable or reasonable terms. In addition, product liability coverage may cease to be available in sufficient amounts or at an acceptable cost. An inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our product candidates. A product liability claim could also significantly harm our reputation and delay market acceptance of our product candidates.

Acceptance of our pharmaceutical product candidates in the marketplace is uncertain, and failure to achieve market acceptance will delay our ability to generate or grow revenues

Our future financial performance will depend upon the successful introduction and customer acceptance of our products in research and development, including EN1001, EN2001, EN3001, EN3002 and EN4001. Even if approved for marketing, our product candidates may not achieve market acceptance. The degree of market acceptance will depend upon a number of factors, including:

•	the receipt of regulatory clearance of marketing claims for the uses that we are developing;

•	the establishment and demonstration in the medical community of the safety and clinical efficacy of our products and their potential advantages over existing therapeutic products; and

•	pricing and reimbursement policies of government and third-party payors such as insurance companies, health maintenance organizations, hospital formularies and other health plan administrators.

Physicians, patients, payors or the medical community in general may be unwilling to accept, utilize or recommend any of our products. If we are unable to obtain regulatory approval, commercialize and market our future products when planned and achieve market acceptance, we will not achieve anticipated revenues.

If users of our products are unable to obtain adequate reimbursement from third-party payors, or if new restrictive legislation is adopted, market acceptance of our products may be limited and we may not achieve anticipated revenues

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The continuing efforts of government and insurance companies, health maintenance organizations and other payors of healthcare costs to contain or reduce costs of health care may affect our future revenues and profitability, and the future revenues and profitability of our potential customers, suppliers and third-party collaborators and the availability of capital. For example, in certain foreign markets, pricing or profitability of prescription pharmaceuticals is subject to government control. In the United States, recent federal and state government initiatives have been directed at lowering the total cost of health care, and the U.S. Congress and state legislatures will likely continue to focus on health care reform, the cost of prescription pharmaceuticals and on the reform of the Medicare and Medicaid systems. While we cannot predict whether any such legislative or regulatory proposals will be adopted, the announcement or adoption of such proposals could materially harm our business, financial condition and results of operations.

The successful commercialization of our product candidates will depend in part on the extent to which appropriate reimbursement levels for the cost of our product candidates and related treatment are obtained by governmental authorities, private health insurers and other organizations, such as HMOs. Third-party payors often limit payments or reimbursement for medical products and services. Also, the trend toward managed health care in the United States and the concurrent growth of organizations such as HMOs, which could control or significantly influence the purchase of health care services and products, as well as legislative proposals to reform health care or reduce government insurance programs, may limit reimbursement or payment for our products. The cost containment measures that health care payors and providers are instituting and the effect of any health care reform could materially harm our ability to operate profitably.

If we or our third-party collaborators are unable to train physicians to use our pharmaceutical product candidates to treat patients’ diseases or medical conditions, we may incur delays in market acceptance of our products

Broad use of our product candidates will require extensive training of numerous physicians on the proper and safe use of our product candidates. The time required to begin and complete training of physicians could delay introduction of our products and adversely affect market acceptance of our products. We or third-parties selling our product candidates may be unable to rapidly train physicians in numbers sufficient to generate adequate demand for our product candidates. Any delay in training would materially delay the demand for our product candidates and harm our business and financial results. In addition, we may expend significant funds towards such training before any orders are placed for our products, which would increase our expenses and harm our financial results.

Investors will experience substantial dilution of their investment

Investors will experience dilution of their investment as we raise capital through the sale of additional equity securities or convertible debt securities or grant additional stock options to employees and consultants.

The Board of Directors has discretion over how best to use our limited cash; and the actual use may not always yield a favorable return

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The Company’s management team and Board of Directors have broad discretion over how best to use the Company’s limited cash funds; and their decisions may not always achieve the desired and intended results.

Executive officers, directors and principal stockholders have substantial control over the Company, which could delay or prevent a change in our corporate control favored by our other stockholders

Our directors, executive officers, and principal stockholders, together with their affiliates, have substantial control over the Company. The interests of these stockholders may differ from the interests of other stockholders. As a result, these stockholders, if acting together, could have the ability to exercise control over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including:

•	the election of directors;

•	the amendment of charter documents;

•	the approval of certain mergers and other significant corporate transactions, including a sale of substantially all of our assets; or

•	the defeat of any non-negotiated takeover attempt that might otherwise benefit the public stockholders.

Covid-19 Stay In Place Orders May Affect Our Productivity

The state of California, where the Company is located, has had multiple “stay-in-place” orders implemented. For example, “non-essential businesses” have been ordered closed. All “non-essential” personnel are order to “stay-in-place” and therefore, all of our employees must work remotely. We do expect, to some extent, this will impact the productivity of employees, officers, and directors. Therefore, this, coupled with overall impact on the economy, may hinder our abilities to generate a revenue within the timeline we first predicted and, in turn, adversely affect the Company’s ability to continue as an ongoing concern.

In addition, the value of the assets of the Company may be impacted by reduced productivity due to COVID-19 and the aforementioned restrictions. For instance, the exclusivity right of patents are statutorily limited, and delays in production and development could affect our ability to fully exploit our patent rights before their expiration.

Changes In The Economy Could Have A Detrimental Impact

The world has recently been on ordered quarantines and lockdowns which has already greatly impacted the United States economy as well as the economies of other country. We are unsure of the impact that this will have on our business, but it is expected that these changes in the economic climate will most likely have a detrimental impact on the Company’s revenue for the foreseeable future. It is possible that recessionary pressures, particularly those from the COVID-19 lockdown, and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may decrease the disposable income that customers have available to spend on products and services like those of the Company and may adversely affect not only the Company’s ability to raise needed capital, but also demand for the Company’s future products. Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

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IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

USE OF PROCEEDS TO COMPANY

The Use of Proceeds is an estimate based on the Company’s current business plan. A portion of the proceeds from this Offering may ultimately be used to compensate or otherwise make payments to officers or directors of the Company. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate. Until sufficient funds are raised by the Company to sufficiently fund research activities, management may utilize some or all of the funds from this Offering for further capital raising efforts, rather than as set out in this Use of Proceeds section of the Offering Circular.

The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, loss of suppliers, loss of service contracts, price increases of supplies and materials, inadequate capital, inability to raise capital or financing, the risk of litigation, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, unanticipated expenses or losses, adverse publicity and news coverage, loss of key executives, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

EN1001, EN2001, EN3001, EN3002 and EN4001 have established technological credibility through third party collaborators, its patents, research, preclinical testing, and development work. Enosi’s long term goal is to bring these products to the global market with a third party collaborator. The Company believes that its candidate drug products EN1001, EN2001, EN3001, EN3002 and EN4001 represent a significant opportunity for a platform technology, with numerous product-line extensions, and the potential for new, ancillary products; which are expected to be attractive to pharma collaborators.

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The short-term goal for Enosi is to complete pre-clinical and clinical hurdles in the most efficient way possible. To achieve the next phase of the Enosi Business Plan, Enosi expects to spend approximately five million dollars to complete the following:

•	General and Administration operations.

•	Aggressive IP effort

•	Hire limited technical staff, including a project manager, to coordinate CRO and partner projects.

•	Initiate synthesis, in vitro and in vivo proof of concept for EN1001 and EN2001, followed by other programs.

•	Once additional favorable data is achieved, to explore collaboration with a biotech or pharma partner to help fund further development of our programs.

•	The Company will also be pursuing ongoing financing to support drug discovery and development programs.

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	10%	25%	50%	75%	100%
Shares Sold	500,000	1,250,000	2,500,000	3,750,000	5,000,000
Gross Proceeds	$5,000,000	$12,500,000	$25,000,000	$37,500,000	$50,000,000
Offering Expenses[1]	$100,000	$250,000	$500,000	$750,000	$1,000,000
Selling Commissions & Fees[2]	$50,000	$125,000	$250,000	$375,000	$500,000
Net Proceeds	$4,850,000	$12,125,000	$24,250,000	$36,375,000	$48,500,000
Research and Development Costs[3]	$2,100,000	$5,250,000	$10,500,000	$15,750,000	$21,000,000
Licensing4	$100,000	$250,000	$500,000	$750,000	$1,000,000
General and Adminsitrative[5]	$1,500,000	$3,750,000	$7,500,000	$11,250,000	$15,000,000
Working Capital[6]	$215,000	$537,500	$1,075,000	$1,612,500	$2,150,000
Salaries and Benefits[7]	$935,000	$2,337,500	$4,675,000	$7,012,500	$9,350,000
Total Use of Proceeds	$5,000,000	$12,500,000	$25,000,000	$37,500,000	$50,000,000

(1)	The fees associated with the raising and management of the Regulation A offering. This amount includes attorneys, auditing, marketing, investor relations, and technology fees related with our raise. Further, the Company has paid $20,000 to Dalmore Group for due diligence related to its services as a broker dealer.

(2)	The Company has agreed to pay Dalmore Group, LLC a brokerage fee of 1% associated with the raise of capital.

(3)	The Company intends to spend the majority of the capital raise herein on Research and Development activities associated with potential drug candidate products including but not limited to the following:

•	EN1001-AntiTNFR1

o	Identify family of lead molecules that prevent activation of TNFR1
o	Pharmacokinetics and pharmacodynamics (PK/PD) study to identify half-life extension method to provide at least 14-day half-life in humans (predicted by half-life in SCID mice)
o	Study efficacy in humanized mouse model of rheumatoid arthritis
o	Distinguish En1001 from TNF blockers and demonstrate that specific blockade of TNFR1 does not immunocompromise mice re. opportunistic infections
o	Demonstrate that specific blockade of TNFR1 is cardioprotective in mouse model

•	EN2001-Bispecific Ligand Trap

o	Engineer EGFR and EGFR/HER3 ligand traps
o	PK/PD study to identify half-life extension method to provide at least 14-day half-life in humans
o	Preclinical demonstration that EN2001 reduces serious opportunistic infections vs. TNF blockers

(4)	In some circumstances, the Company may need to license certain intellectual property of others in order to carry out its research. Furthermore, the Company has budgeted fund for the purposes of obtaining FDA and other regulatory approval.

(5)	These are the costs associated with the day to day operations of the Company that are general in nature including administrative costs, legal fees, accounting and other costs.

(6)	It is the intention of Management to utilize the working capital to specifically fund the capital requirements for ongoing day-to-day operations other than those which are otherwise detailed above.

(7)	Salaries and benefits for our officers and directors as well as other key personnel that will assist in our research and regulatory activities.

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DETERMINATION OF OFFERING PRICE

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the common stock offered under this offering. Our Offering Price is arbitrary with no relation to value of the Company. The Company has engaged Dalmore Group LLC, a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services.

If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 64.52% of the total Shares of stock of the Company.

DILUTION

The term “dilution” refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all the Shares in this offering are fully subscribed and sold, the remaining Shares offered herein will constitute approximately 62.80% of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital or issue Shares of Stock in consideration of services rendered to Company and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company. The dilution table below is based on the Company’s balance sheet dated September 30, 2020. The total shares outstanding assumes conversion of all outstanding convertible debt as well as exercise of all outstanding options.

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering.

	100%	75%	50%	25%	10%
Net Tangible Assets	$49,074,489.00	$36,574,489.00	$24,074,489.00	$11,574,489.00	$4,074,489.00
Offering Expenses	$1,500,000.00	$1,125,000.00	$750,000.00	$375,000.00	$150,000.00
After Offering Expenses	$47,574,489.00	$35,449,489.00	$23,324,489.00	$11,199,489.00	$3,924,489.00
New Shares	5,000,000	3,750,000	2,500,000	1,250,000	500,000
Total Shares	7,961,438	6,711,438	5,461,438	4,211,438	3,461,438
Previous Value	$(0.31252)	$(0.31252)	$(0.31252)	$(0.31252)	$(0.31252)
Book Value per Share	$5.9756	$5.2820	$4.2708	$2.6593	$1.1338
Increase to Old Shareholders	$6.2881	$5.5945	$4.5833	$2.9718	$1.4463
Change in Value	$4.0244	$4.7180	$5.7292	$7.3407	$8.8662
Percentage Dilution	40.24%	47.18%	57.29%	73.41%	88.66%
Percentage of Outstanding	62.80%	55.87%	45.78%	29.68%	14.44%

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PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to $50,000,000 in Shares of our Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase of 50 shares for $500) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers, but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Funds tendered by investors will be kept in an account in the name of the Company and will be immediately available to the Company. All subscribers will be instructed by the Company or its agents to transfer funds by wire, check, credit or debit cards, ACH transfer or other method authorized by the Company directly to the bank account established for this Offering or deliver checks made payable to “Enosi Life Sciences Corporation”. Subscribers have no right to a return of their funds unless the Company rejects a subscription agreement within ten (10) days of tender. If a Subscriber’s investment is not accepted by Company, any funds received for investment not accepted will promptly refunded to each investor without interest. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the Closing Date at the absolute discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act.

None of the Shares being sold in this offering are being sold by existing securities holders. All of the Common Stock was authorized as of the date of this Offering Circular and issued by the Company.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. The Company does not intend to use an escrow agent as this is a “best efforts” offering and funds will be available immediately to the Company for use.

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We initially will use our existing website, www.Enosi Life Sciences.com, to provide notification of the Offering. Access to this Offering Circular will be furnished to prospective investors 24 hours per day, 7 days per week on the www.Enosi-life.com website.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

The Company has engaged Dalmore Group LLC, a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services:

1.	Accept investor data from the Company;

2.

Review and process information from potential investors, including but not limited to running reasonable background checks for anti-money laundering (“AML”), IRS tax fraud identification and USA PATRIOT Act purposes, and gather and review responses to customer identification information;

3.	Review subscription agreements received from prospective investors to confirm they are complete;

4.	Advise the company as to permitted investment limits for investors pursuant to Regulation A, Tier 2;

5.	Contact the Company and/or the company’s agents, if needed, to gather additional information or clarification from prospective investors;

6.	Provide the Company with prompt notice about inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

7.	Serve as registered agent where required for state blue sky requirements,

8.

Coordinate as needed with the Company’s transfer agent in the form of book-entry data for maintaining the Company’s responsibilities for managing investors (investor relationship management, aka “IRM”) and record keeping;

9.	Keep investor details and data confidential and not disclose to any third party except as required by regulators, by law or in our performance under this Agreement (e.g. as needed for AML); and

10.	Comply with any required FINRA filings including filings required under Rule 5110 for the offering.

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The Company has agreed to pay Dalmore Group LLC, a service fee equal to 1% on all funds raised in the Offering. Further the Company has paid $20,000 for a consulting fee to Dalmore Group LLC.

Funds will be deposited in an account and will be made immediately available to the Company. No escrow account will be utilized. If a subscription is rejected, funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber by the Company. Dalmore Group LLC has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the Shares. Dalmore Group LLC is not participating as an underwriter and under no circumstance will it solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Dalmore Group LLC is not distributing any securities offering prospectuses or making any oral representations concerning the securities offering prospectus or the securities offering. Based upon Dalmore Group LLC’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this securities offering and no investor should rely on Dalmore Group LLC’s involvement in this offering as any basis for a belief that it has done extensive due diligence. Dalmore Group LLC does not expressly or impliedly affirm the completeness or accuracy of the Form 1-A and/or Offering Circular presented to investors by the Company. All inquiries regarding this offering should be made directly to the Company.

This offering will commence immediately on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue indefinitely until all of the offered Shares are sold or the Offering is terminated in the Company’s sole discretion. Funds received from investors will be counted towards the Offering only if the form of payment clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this offering, you must deliver a check, certified funds or another acceptable form of payment for acceptance or rejection. The minimum investment amount for a single investor is 50 Shares of Common Stock in the cumulative principal amount of $500. All subscription checks should be sent to and be made payable to Enosi Life Sciences at the following address: 13225 Bavarian Drive, San Diego, CA 92129. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under “Tier 2” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

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Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

DESCRIPTION OF THE BUSINESS

Overview

On August 16, 2018, the Company was originally formed as a Canadian corporation in the name of Enosi Pharmaceuticals Corp. On December 10, 2019, the Company changed its name to Enosi Life Sciences Corp. On January 16, 2020, the Company was re-incorporated as a Delaware corporation. (See Appendix 2 and 3 for Company’s Certificate of Incorporation and Bylaws). Enosi researches, develops, tests and manufactures drugs to address the growing global health challenges of autoimmune diseases like rheumatoid arthritis (RA), acute inflammatory conditions such as severe acute respiratory syndrome (SARS) and cancer.

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Enosi has identified several molecules to target acute inflammation associated with these conditions.

Summary

Enosi Life Sciences was formed through the combined/complimentary research of world-renowned scientists, Professor Sir Marc Feldmann (anti-TNF pioneer responsible for the development of standard-of-care TNF Inhibitors, especially for rheumatoid arthritis), and Dr. H. Michael Shepard (inventor of trastuzumab/Herceptin, a novel treatment for breast cancer and a driving force behind biomarker-driven drug discovery). These Lasker Award-winning researchers have developed some of the world’s most successful and profitable therapeutics. Enosi has also recruited James Woody as the Executive Chairman of the Board of Directors. Dr. Woody was also important in the development of TNF Blockers. Dr. Woody has tremendous experience as a biotech CEO and venture capitalist with Latterell Ventures in Palo Alto. This Management Team is uniting their talents, networks, and experience with the hopes of addressing some of the greatest global health challenges: diseases associated with autoimmune disease, acute and chronic inflammation, and cancer.

Enosi’s founders are developing biologics that are intended to have lower toxicity than traditional therapeutics - resulting in novel treatments for autoimmune disease, cancer, and acute inflammation, however, determinations of efficacy are solely within the authority of the FDA.

Autoimmune diseases and cancer have one important property in common: both are highly inflammatory conditions. Many of the same growth factors, cytokines, immune cells and checkpoint receptors drive both diseases. However, the two fields have not yet recognized and merged their therapeutics discovery strategies. Such a merger is part of Enosi’s mission. Please note the Company has not defined with precision those indications it wishes to pursue initially for its product candidates. See “Risks Relating to the Company and Its Business.”

Enosi will endeavor to challenge the current field of non-specific TNF Blockers (such as “Humira”; $15 Billion per year drug in the US), with a novel therapeutic that specifically blocks inflammatory pathways associated with Tumor Necrosis Factor Receptor-1 (TNFR1). Enosi’s proprietary approach is intended to silence the TNF inflammatory pathway while simultaneously enhancing the healing pathway of TNFR2, the second TNF receptor.

Enosi Life Sciences’ PCT patent application describes and claims Enosi’s product concepts. A second Provisional Patent application defining the chemical structures of our molecules has also been filed. This new filing intends to also include compositions of matter for EN2001, Enosi’s growth factor trap for treating autoimmune disease and cancer. Enosi expects to have in vitro proof-of-concept for its lead program, EN1001, targeting the TNFR1 receptor in 2021.

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Enosi has additional R&D product programs to pursue depending upon resources :

1.	The first (EN2001) is a proprietary growth factor antagonist that has been shown to synergize with other anti-RA drugs in animal models.

2.	An antagonist for TNFR2 (EN3001) that will enhance regulatory T cell function and turn down inflammation and autoimmunity;

3.	An antagonist for TNFR2 (EN3002) that will suppress regulatory T cells, which cause local immunosuppression within tumors, thus preventing the patients’ immune system from being effective in self-defense.

4.

In order to achieve its goals, Enosi has also developed a novel method of creating multi-specific targeted biologics. This technology (EN4001) may be a giant leap forward to the next generation of antibody-like molecules.

Intellectual Property for these programs includes our current PCT patent application, a new provisional patent application to be filed later in 2020, and follow-on patent applications.

Enosi founders’ substantial subject-matter knowledge, award-winning experience, and global professional network will dramatically decrease the projected timeline for clinical research by utilizing an established network of preclinical and clinical collaborators, however, such actions may not lead to a faster development process or regulatory review and does not increase the likelihood their product candidate will receive approval.

Enosi: A Novel Perspective for treatment of autoimmune disease, inflammation and cancer.

Autoimmune diseases and cancer have one important property in common: both are highly inflammatory conditions. Many of the same growth factors, cytokines, and immune cells drive both sets of diseases. However, to date the two fields have not yet recognized and merged their therapeutics discovery strategies. Such a merger is part of the mission of Enosi.

Some existing, checkpoint receptor inhibitors induce immune function against cancer, others can be used to suppress inappropriate immune activation. Members of the TNF receptor family are among the current targets being investigated for use to treat both autoimmune disease and cancer. Currently, there are three receptors in the TNFR family that have yielded FDA-approved products. There are more than 25 other members of the TNFR family that can be assessed as therapeutic targets for autoimmune disease, cancer, and acute inflammation (Gough, https://doi.org/10.3389/fimmu.2020.585880). Similarly, there are other receptor families, known to be important in autoimmune and other diseases, and most have either not been explored outside of autoimmune disease, or not explored outside of cancer. One important example is the EGFR family (eg., Donlin and colleagues, 10.1126/scitranslmed.aau8587). Enosi’s focus will initially be on EN-1001/anti-TNFR1, which will specifically block TNFR1 (the inflammatory TNF receptor), but will not interfere with TNFR2 (the anti-inflammatory TNF receptor). Enosi’s second program targets the receptors in the EGF receptor family. There are also multiple approved products that have been derived from targeting this receptor (EGFR) family. In the case of the EGFR family, each of the approved products targets one receptor, but there are three cooperative receptors in the family that are important in cancer and autoimmune disease (EGFR, HER2, HER3). Pre-clinical experiments performed by others using mixtures of antibodies which bind to the EGFR, HER2 and HER3, using mouse models with human tumors, has shown that multiple targeting (referred to as Pan-HER) is significantly more effective than treatment of the mice with antibodies that target only one or two receptors at a time (Jacobsen, 10.1158/1078-0432.CCR-14-3312). In addition, manufacturing three antibodies and combining them, with all the necessary characterization assays, is not as straight-forward as manufacturing a single molecule (like EN2001) that will trap growth factors that would otherwise activate EGFR, HER2, and HER3 and drive pathogenic cellular proliferation.

H.M. Shepard and M. Feldmann, co-founders of Enosi Life Sciences, have shown that the parent molecule of EN2001 is active in animal models of autoimmune disease and cancer. These data have been peer reviewed and published (Gompels, PMC3308094; Sarup, 10.1158/1535-7163.MCT-07-2151; Jin, PMC2592073). These data are discussed in the following sections.

Enosi’s first goal is to develop a novel, patent-protected therapeutic that will challenge the current field of TNF Blockers (such as “Humira”; $15 Billion per year drug), with a therapeutic that blocks the inflammatory pathways associated with TNFR1 while conserving the anti-inflammatory activity of TNFR2. The potential of EN2001 is supported by animal experiments performed in the laboratory of M. Feldmann at Oxford University in which a specific TNFR1 inhibitor was shown to suppress rheumatoid arthritis and inflammatory cytokine production better than etanercept/Enbrel, an approved TNF Blocker. These experiments have also been published in a peer-reviewed journal and are discussed more detail below.

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Enosi’s Resource Development & Operations Strategy: Build value early.

Funding

The budget to fund the Company’s R&D Plan to bring candidate drug candidate EN1001 or EN2001 to become ready for Phase 1 studies is $10 Million, which is significantly less than the >$100M price-tag for most drugs. The reason for this is that Enosi is reformatting molecules that were developed improperly by pharma into distinct, proprietary new compositions of matter. This diminishes the cost of bringing a new drug to the clinic and is a result of Enosi’s founders’ career experience in drug design and implementation. Enosi also has a substantial network and previous experience with government and other granting sources with which to obtain grant funding for its Phase 1 and Phase 2 clinical studies. Thus, except for costs of material and minimal investigator costs, we expect Phase 1/2 proof of concept to cost significantly less than the >$100M it usually costs (https://www.genengnews.com/insights/what-is-the-real-drug-development-cost-for-very-small-biotech-companies/). To keep costs low and focus resources to achieve swift R&D clinical proof-of-concept, Enosi will use its initial funding to accomplish preclinical value enhancing milestones while operating as a “virtual” company, thus keeping overhead to a minimum.

Using the development plan for EN1001 as an example, Enosi’s strategy is to differentiate  EN1001 from its predecessors early in the drug development process. The key to this is to show in preclinical models (and later) in Phase 1 clinical studies that EN1001 differs from the earlier molecules by not compromising the patients’ ability to fight opportunistic infections. This would remove at least one of the black box warnings (infections) associated with the older therapeutics. A similar strategy will be employed for each of Enosi’s programs.

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The Market

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The current, global TNF inhibitor drugs market was valued at USD $40 billion in 2018; estimated to expand at a CAGR of 0.5%, due to increased autoimmune disease incidence and rise in consumer awareness. TNF inhibitors are currently used to treat autoimmune diseases such as Rheumatoid Arthritis (RA), Psoriasis, Crohn’s Disease, Inflammatory bowel disease (IBF), and cancer, among others. Enosi’s ground-breaking, innovative technology platform and products may extend anti-TNF therapy to additional indications. An important new direction for a TNFR1-specific inhibitor is cognitive dysfunction, as occurs after severe injury and with aging. Evidence to support this claim has been published in peer-reviewed journals, including one paper in the Proceedings of the National Academy and co-authored by Enosi cofounder Marc Feldmann. In these experiments, mice underwent a traumatic surgical procedure and during their recovery were found to be display memory loss. A TNF Blocker was administered to one group of mice before surgery and this group did not display cognitive deficit (Terrando, https://doi.org/10.1073/pnas.1014557107). In another study done at Dartmouth University and published in a peer-reviewed journal, Richard Chou and colleagues showed that rheumatoid arthritis patients treated with etanercept/Enbrel developed Alzheimer’s Disease at less than half the frequency of control patients (Policicchio, https://www.nature.com/articles/s41598-017-13168-8). The current TNF Blockers may not be deemed appropriate for these indications because of fears of opportunistic infection and other side effects. However, because EN1001 will not interfere with the important functions of TNFR2 it may prove to be safer than its predecessors. EN1001 will be tested in animal models and in clinical trials. There are no clinical data regarding EN1001-like molecules for these indications to date. Enosi may be the first to venture in this direction.

Enosi Life Sciences – Projects and Current Status

First Tier Programs: EN1001 and EN2001

EN1001: TNFR1 antagonist for acute inflammation and autoimmune disease. Primary focus of Enosi research and development.

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Beginning with the cytokine TNF as the central immune mediator of RA, Enosi plans to develop patent-protected therapeutics that challenge the current field of TNF Blockers (such as “Humira”; $15 Billion per year drug) with novel therapeutics intended to block the inflammatory pathways associated with TNF, however determinations of efficacy are solely within the authority of the FDA.

Existing anti-TNF drugs are designed to block overzealous inflammation which occurs in autoimmune diseases like rheumatoid arthritis, polyarticular juvenile idiopathic arthritis, axial spondyloarthritis, ankylosing spondylitis, psoriatic arthritis, psoriasis, Crohn’s disease, pediatric Crohn’s disease, ulcerative colitis. However, they are limited by their side effects like infections, cancer, cardiovascular and brain complications.

How current TNF Blockers work

Cells have two TNF receptors: TNFR1 and TNFR2. These pathways balance one another in normal physiology. TNF/TNFR1 drives inflammation while TNF/TNFR2 is anti-inflammatory. TNFR2 is generally activated later than TNFR1, and so most likely is meant to prevent the TNFR1 inflammatory response from going out of control. Autoimmune disease occurs when there is a stimulus that continually provokes TNF/TNFR1 and results in the exhaustion of suppressor cells regulated by TNFR2. Enosi believes that keeping TNFR2 functional by blocking only TNFR1 will preserve immune suppressor function of TNFR2 and prevent it from becoming exhausted.

Figure 1. Enosi’s Novel Mab (EN1001) Specifically Targets TNF’s “Bad/Inflammatory” Receptor

Simultaneous inhibition of both TNFR1 and TNFR2 removes the inflammation-dampening effect of TNFR2. This means that all current TNF Blockers limit their own efficacy because the Treg generator (TNFR2), which is anti-inflammatory, is turned down/off. These properties are fully described by Yang and colleagues (https://doi.org/10.1038/s41419-018-1266-6).

Enosi plans to optimize pre-EN1001, which is an antibody-like molecule that specifically targets TNFR1 (the ‘bad’ receptor); while sparing TNFR2 (the ‘good’ receptor). A problem observed by researchers is that antibodies, which typically grab two receptors at a time, are likely to actually activate TNFR1. Enosi’s antibody-like molecule is designed (and patented) to not activate TNFR1. Our approach is intended to silence the TNF inflammatory pathway mediated by TNFR1, while retaining the healing pathway of TNFR2. Because of its different mechanism of action, EN1001 might be useful in indications where TNF Blockers have failed, but this needs further testing.

Experiments by Feldmann and colleagues (https://doi.org/10.1002/art.38755) have shown that, in a mouse model of arthritis, mice treated with Pre-EN1001 have a greater reduction in inflammation than mice treated with Enbrel/Etanercept (Figure 2) and that pre-EN1001 is able to preserve regulatory T cells (Tregs; Figure 3), which are the natural the anti-inflammatory mechanism that is driven by TNFR2.

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Figure 2. Pre-EN1001 is more active than Enbrel/Etanercept in suppressing collagen-induced arthritis in a mouse model

Mice with arthritis induced by immunization with bovine collagen were treated with three doses of PBS (saline, Yellow), Enbrel/etanercept (Red), or pre-EN1001 (Blue). Mice were left for observation for another 2 weeks and then evaluated for progression of disease. Both E/E and pre-EN1001 groups were significantly improved vs. PBS control, but the pre-EN1001 treated group was suppressed more efficiently. The degree of inflammation “The Clinical Score”is measured by combining scores associated with joint redness, flexibility and the number of joints affected. A range of 0-5 is usually used. McCann et al.,https://pubmed.ncbi.nlm.nih.gov/24965881/.

Figure 3. Treatment with pre-EN1001 preserves splenic regulatory (suppressor) T cells vs. Enbrel/Etanercept (E/E)

Mice were treated as in Figure 2. T cells were recovered from mouse spleens and the fraction of T cells that were regulatory T cells was determined and compared to the untreated (normal mouse) control (set at 1.0).

McCann et al., https://pubmed.ncbi.nlm.nih.gov/24965881/. Untreated (Yellow), Enbrel/etanercept (Red) and pre-EN1001 (Blue).

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Enosi EN2001: Novel MOA for Combination Therapy of Autoimmune Disease and Cancer

The human epidermal growth factor receptor family is composed of four closely related receptor tyrosine kinases: EGFR, HER2, HER3 and HER4. In many cancer types, mutations or amplification of one the family members is associated with worsened survival in cancer patients. Because these receptors cooperate with each other, inhibiting one of them is often compensated by increased activation of other members of the EGFR family. One paper describing the importance of inhibiting more than one member of the EGFR at a time is Watanabe (https://doi.org/10.1002/cam4.1995.). Enosi has patented a “Ligand Trap” (EN2001, see below) that prevents growth factors from activating the EGFR, HER2, and HER3, thereby suppressing the growth of rapidly growing cells which are dependent upon these receptors. Examples of cells that are likely (at least in part) to be dependent upon these receptors are cancer cells and synovial fibroblasts. The inhibition of proliferation of synovial fibroblasts is important because they produce TNF and further degrade joint tissue. This molecule also suppresses the growth of lung cancer tumors in mice. Pre-EN2001 is our evidence that a single molecule can be used to treat both autoimmune disease and cancer. Experimental results are shown below (Figures 4,5).

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Experiments done by Feldmann and Shepard (Figure 4; https://doi.org/10.1186/ar3480) have shown that the precursor to EN2001 (pre-EN2001) inhibits the extent of arthritis in a mouse model by more than 50% (Black Bar, untreated) vs. the Green Bar, pre-EN2001 in the figure below). When pre-EN2001 (Blue bar) is combined with Enbrel/etanercept the combination stops the progression of arthritis in the mice.

Figure 4. Pre-EN2001 inhibits RA in a mouse model

Arthritis was induced in mice similarly to Figure 3) and treated with PBS (saline, Black), Pre-EN2001 (Green) or a combination of pre-EN2001 plus Enbrel/etanercept (TNF Blocker; Blue).

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EN2001 meeting unmet need in cancer

Much progress has been made in treating cancer over the last two decades, and the average survival of a patient has greatly increased in some cases (e.g. breast cancer), but in several diseases no real progress has been made. Thus, new approaches to the therapy of many cancers are still needed. EN2001 is a different approach to treatment of cancer because instead of targeting the receptors, it targets the growth factors. A precursor to EN2001 (pre-EN2001) has been tested in multiple cancer models by Dr. H. Michael Shepard, a co-founder of Enosi Life Sciences, and his colleagues. The figure below (Figure 5) shows the activity seen in an animal model of lung cancer with pre-EN2001.

Figure 5. Pre-EN2001 Growth Factor Trap suppresses human lung cancer growth in a mouse model

Immunocompromised mice were subcutaneously implanted with human lung cancer cells and then treated with either PBS (saline, Black bar) or pre-EN2001(Red bar). Treatment with pre-EN2001 inhibited tumor growth by about 50%. These methods and data are published in detail in a peer-reviewed journal (https://doi.org/10.2119/molmed.2008.00103).

Only a limited amount of work is needed to bring EN2001 to clinical trials. This will include optimizing its serum half-life and engineering into the molecule the ability to utilize the immune system to kill tumor cells (cells that express growth factors). After optimization the expected activities will be verified in vitro and in vivo, and the molecule will be scaled for safety and toxicity studies. Depending upon funding, it is possible for this work to be completed in about two years, meaning the first patient may be treated in three years or less. However, drug development does involve unexpected delays so a definite timeline cannot be given at this time.

The market for a multi-specific inhibitor of the EGFR family is significant. By 2025, the Anti-HER2 market is projected to earn +$9.89 Billion and the Anti-EGFR market: +$1.4 Billion. When combined with the potential market in autoimmune disease it is possible that this molecule can change the way autoimmune disease and cancer drugs are developed.

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Second Tier Programs.

The first two Second Tier programs both target TNFR2. TNFR2 modulates the number of regulatory T cells (Tregs) in the immune system. Higher activity of TNFR2 increases Treg numbers, and lower TNFR2 activity produces fewer Tregs. Thus, immunity goes DOWN or UP depending upon the activity of TNFR2 and the number of Tregs. The relationship between TNFR2 and inflammation is illustrated by the experiment described  below (Figure 6) coming from experiments by Marc Feldmann, a co-founder of Enosi Life Sciences, and his colleagues at Oxford University. The figure shows that deleting TNFR1 nearly eliminates arthritis (low clinical score) while deleting TNFR2 worsens the disease (high clinical score). This happens because inhibiting TNFR2 reduces regulatory T cells, the natural immunosuppressors. Thus, TNFR2 is important in suppressing experimental RA in mice.

Figure 6. Deleting the TNFR1 gene from mice prevents them from getting RA and deleting TNFR2 makes mouse RA worse.

The above figure shows that if TNFR1 is missing (TNFR1 k/o) then there is no disease in the mouse model of RA (Red Bar). Therefore , TNFR1 is required for RA to develop in mice. If the RA mice are missing TNFR2 (TNFR2 k/o) then they g et more severe disease ( Blue Bar) than normal mice (Black Bar). These data were published in a peer-reviewed journal (Yang, http://www.ncbi.nlm.nih.gov/pmc/articles/pmc5916970/ )

These results support the importance of TNFR1 as the pro-inflammatory TNF receptor, and TNFR2 as the anti-inflammatory receptor, since if TNFR2 is missing more severe RA is observed in the mice. In particular, if TNFR2 is missing, then the regulatory (suppressor) T cell population is depleted. It might be possible for Enosi to either turn down or turn up TNFR2 with antibodies. Turning TNFR2 down (EN3001) may turn up immunity, which could be useful for anticancer or vaccine immunity, while turning up TNFR2 (EN3002) may result in more Treg and could be useful in controlling inflammation. While this is supported by research literature (Yang,10.3389/fimmu.2018.00784) Enosi has not yet proven this hypothesis and will use proceeds from this financing to start this program.

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EN3001: TNFR2 antagonist to suppress regulatory T cells for the treatment of cancer and other hyperproliferative diseases (TNFR2 is a ‘checkpoint receptor’). Regulatory T cells accumulate in the tumor microenvironment and are responsible for suppressing the natural anti-tumor immune response. Enosi plans to develop a TNFR2 antagonist (EN3001) for application in cancer and other hyperproliferative diseases.

EN3002: TNFR2 agonist (regulatory or suppressor T cell generator) for acute inflammation and autoimmune disease. Regulatory T cells (Tregs) are now known to depend on TNFR2 to suppress autoimmunity, and to have an immunosuppressive effect on anti-tumor immunity. Their proliferation is positively regulated by TNFR2, and the absence of TNFR2 correlates with reduced Treg numbers and worsened experimental arthritis as a result of immune stimulation. A TNFR2 agonist is expected to be useful for the treatment of many autoimmune diseases, other chronic inflammation, and potentially acute inflammatory conditions.

EN4001: EN4001 will be a proprietary multi-specific drug delivery platform to easily create multi- targeted biologics, allowing for simultaneous specific binding to multiple ligands for optimal avidity to targets. This will be a step beyond monoclonal antibodies. Many complex and difficult to manufacture antibody-like molecules have either died early in the laboratory or failed in development. The most successful to date is blinatumomab (Blincyto) which is a bispecific T cell engager (CD19 x CD3), approved for treatment of acute lymphoblastic leukemia. Blincyto must be given IV, in the hospital, for 28 days per cycle because of its very short serum half-life. Enosi has designed a much simpler and potentially universally applicable synthetic molecule for directing immune cells to target one or more antigens on the surface of diseased cells, or to target cell therapies (like CAR-T) to disease sites. This technology is proprietary to Enosi and is described in our current provisional patent application.

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Timelines to clinical trials for EN1001, and other programs.

Enosi’s Focus Projects

Enosi’s Intellectual Property Covers All Four Programs.

Enosi Life Science’s Innovative Solutions & Intellectual Property

Enosi’s proprietary approach is expected to silence the TNF inflammatory pathway mediated by one of the TNF receptors, TNFR1, while simultaneously enhancing the healing pathway of TNFR2, the second TNF receptor. The Company has filed with the United States Patent Office applications covering two related inventions that are central to Enosi’s Research and Development (R&D) Plan. Enosi Life Sciences’ EN1001 Provisional Patent application filed in 2019, now converted to a PCT, describes and claims that Enosi’s antibodies bind to certain regions of TNFR1; and how to go about developing them (without yet revealing the sequences of such antibodies). This patent application also describes a novel platform for creating multi-functional antibodies.

Enosi’s new provisional patent application covers all of our programs. This application describes chemical structures for EN1001, 2001, 3001, 3002 and EN4001. Specific targets called out in this application include TNFR1 and TNFR2, EGFR, HER2, and HER3, and a novel synthetic multispecific drug or cell therapy targeting agent. This provisional patent application specifically describes composition of matter and methods for all four of Enosi’s programs.

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Market Competition in Rheumatoid Arthritis (RA)

A host of drugs are used/approved to treat rheumatoid arthritis, and other autoimmune disorders. These include small molecules and biologics. Pharmacological treatment options include those listed below, plus biosimilars which are entering the market. There has been nothing really new for about 20 years.

•	NSAIDs: Corticosteroids, methotrexate, hydroxychloroquine, sulfasalazine, leflunomide
•	Other Immunomodulatory and Cytotoxic agents: Azathioprine, cyclophosphamide, and cyclosporine A
•	Tumor Necrosis Factor Inhibitors (TNFR1 + TNFR2): Etanercept, adalimumab, infliximab, plus others (including biosimilars)
•	Interleukin 6 Inhibitors: Tocilizumab, sarilumab
•	Cytokine Signaling Inhibition: JAK Kinase Inhibitors: Tofacitinib, upadacitinib
•	Others
•	T-cell Costimulatory Blocking Agents—abatacept
•	B cell Depleting Agents—rituximab
•	Interleukin-1 (IL-1) Receptor Antagonist Therapy—Anakira

New Entrants?

Interleukin-17A antagonists: Ixekizumab has been approved by the Food and Drug Administration for treating adults with active psoriatic arthritis (PsA), Brodalumab was approved for moderate to severe plaque psoriasis. These drugs have not been on the market long enough to understand the long-term toxicities.

Why is A TNFR1 SPECIFIC INHIBITOR a better choice?

Secretion of TNF is at the leading edge of the rheumatoid arthritis cytokine cascade/storm. Dr. Feldmann is leading clinical trials to show that TNF Blockade will decrease cytokine storm, thus preventing ventilator dependence, multiorgan damage and death in patients with severe acute respiratory syndrome, such as that resulting from COVID‑19 and other SARS viruses. EN1001 is expected to be a big improvement over current TNF Blockers because they block both TNFR1 and TNFR2. The result of blocking TNFR2 is the worsened consequences to patients suffering from autoimmune disease and acute inflammation.

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Pipeline Competition

First Tier Programs

TNFR1 Competition

Research only, nothing in development.

Small Molecule Inhibitors

•	Poor affinity (uM)

•	Predict short half-life, thus not useful in vivo

•	Example References:

•	Idress et al. Structural-based design, synthesis and bioactivity of a new anti-TNF cyclopeptide. Molecules 25: 922, 2020.

•	Lo et al. Non-competitive inhibitors of TNFR1 probe conformational activation sites. Sci. Signal 12: 592, 2019

Biologics

GSK

GSK1995057: A domain antibody (engineered antibody fragment) being tested in adult acute respiratory distress syndrome. These trials seem to have finished in 2012, and there is no further information. There are no other clinical trials in the US or Europe.

GSK2862277: Another single domain antibody form GSK vs. TNFR1 was tested apparently for inhibition of fibrosis subsequent to esophageal surgery. No update since 2017.

GSK2862277: Another Phase 1 meant to progress to acute respiratory distress syndrome. No update since 2017.

Patents re. single domain antibodies have been abandoned by GSK.

Other Competition

EN1001. Dominant negative TNF molecule (pegylated). This molecule, from Inmune, is a synthetic trimer of modified TNF molecules that somehow preferentially inhibits TNFR1. It does not inhibit signaling by membrane-bound TNF.

EN2001. Enosi is not aware of any biotech or pharma developing a drug that traps growth factors for the treatment of autoimmune disease. Thus, EN2001 is an NCE (new chemical entity).

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Second Tier Programs (Implementation depends upon additional funding).

EN3001: TNFR2 antagonist. Merrimack (closed) was working on an anti-TNFR2, but Merrimack’s financing failed, and it has gone dormant. Bioinvent, in Sweden, also has a program for anti-TNFR2.

EN3002. TNFR2 agonist. This molecule is expected to increase the proliferation of regulatory T cells (Tregs), and likely would induce antigen-specific immunosuppression. This antibody is expected to be particularly useful for treatment of autoimmune disease. Enosi does not know of any biotech or pharma company developing a similar drug.

EN4001. This program takes advantage of a commonly used reagent for the modification of protein drugs to create an advanced multi-specific (multi-specific antibody-like) molecule. Antibodies are flexible only to a certain extent. So far, biotech companies have made dozens of variations on the structure of natural antibodies to increase their carrying capacity (bispecific, trispecific, etc.). But such molecules are not natural, and they have problems with short half-life in vivo, and potential for immunogenicity. EN4001 is expected to avoid those pitfalls. It can direct one or many different biological response modifiers to a tumor cell, or other targets. It is expected to also guide CAR-T cells efficiently to their targets. While there are many platforms in academia and bipharma, we know of no multi-specific platform as simple to make and use as EN4001.

Drug Discovery and Development

Our initial focus will be entirely on the EN1001 program. Once we have proof of concept for the EN1001 (TNFR1) lead molecule, we will then extend efforts to EN2001 (growth factor trap) series, and thereafter to our second tier programs. We will be opportunistic with respect to in-licensing other programs, and open to collaboration with biopharma and academia.

Regulatory Review Process

Manufacturers of drugs must comply with the applicable FDA good manufacturing practice regulations, which include production design controls, testing, quality control and quality assurance requirements as well as the corresponding maintenance of records and documentation. Compliance with current good manufacturing practices regulations is difficult and costly.

The process required by the FDA before a pharmaceutical product may be marketed in the United States generally includes the following: completion of preclinical laboratory tests, animal studies and formulation studies according to good laboratory practices (“GLPs”) or other applicable regulations; submission to the FDA of an Investigational New Product Drug Application (“IND”), which must become effective before human clinical trials may begin in the United States; performance of adequate and well-controlled human clinical trials according to the FDA’s current good clinical practices (“GCPs”), to establish the safety and efficacy of the proposed pharmaceutical product for its intended use; submission to the FDA of a New Drug Application (“NDA”) or Biologic License Application (“BLA”) for a new pharmaceutical product; satisfactory completion of an FDA inspection of the manufacturing facility or facilities where the pharmaceutical product is produced to assess compliance with the FDA’s current Good Manufacturing Practices (“cGMP”), to assure that the facilities, methods and controls are adequate to preserve the pharmaceutical product’s identity, strength, quality and purity; potential FDA audit of the preclinical and clinical trial sites that generated the data in support of the NDA/BLA; and FDA review and approval of the NDA/BLA.

The lengthy process of seeking required approvals and the continuing need for compliance with applicable statutes and regulations require the expenditure of substantial resources and approvals are inherently uncertain. Products for somatic cell therapy are derived from a variety of biologic sources, including directly harvested autologous, allogeneic, or cultured cell lines. Product safety requires that these sources be well characterized, uniform, and not contaminated with hazardous adventitious agents. Also, cells directly from humans pose additional product safety issues. Because of the complex nature of these products, a controlled, reproducible manufacturing process and facility are required and relied on to produce a uniform product. The degree of reliance on a controlled process varies depending on the nature of the product. Because complete chemical characterization of a biologic product is not feasible for quality control, the testing of the biologic potency receives particular attention and is costly. Before testing any compounds with potential therapeutic value in humans, the pharmaceutical product candidate enters the preclinical testing stage. Preclinical tests include laboratory evaluations of product chemistry, toxicity and formulation, as well as animal studies to assess the potential safety and activity of the pharmaceutical product candidate. The conduct of the preclinical tests must comply with federal regulations and requirements including GLPs.

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The sponsor must submit the results of the preclinical tests, together with manufacturing information, analytical data, any available clinical data or literature and a proposed clinical protocol, to the FDA as part of the IND. The IND automatically becomes effective 30 days after receipt by the FDA unless the FDA places the IND on a clinical hold within that 30-day time period. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. The FDA may also impose clinical holds on a pharmaceutical product candidate at any time before or during clinical trials due to safety concerns or non-compliance. Accordingly, we cannot be certain that submission of an IND will result in the FDA allowing clinical trials to begin, or that, once begun, issues will not arise that suspend or terminate such clinical trial.

Clinical Trials

Clinical trials involve the administration of the pharmaceutical product candidate to healthy volunteers or patients under the supervision of qualified investigators, generally physicians not employed by the sponsor. Clinical trials are conducted under protocols detailing, among other things, the objectives of the clinical trial, dosing procedures, subject selection and exclusion criteria, and the parameters to be used to monitor subject safety. Each protocol must be submitted to the FDA if conducted under a U.S. IND. Clinical trials must be conducted in accordance with GCP requirements. Further, each clinical trial must be reviewed and approved by an institutional review board (“IRB”) or ethics committee if conducted outside of the United States, at or servicing each institution at which the clinical trial will be conducted. An IRB or ethics committee is charged with protecting the welfare and rights of trial participants and considers such items as whether the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits. The IRB or ethics committee also approves the informed consent form that must be provided to each clinical trial subject or his or her legal representative and must monitor the clinical trial until completed.

The Company intends to use third-party clinical research organizations (“CROs”) to administer and conduct its planned clinical trials and will rely upon such CROs, as well as medical institutions, clinical investigators and consultants, to conduct our trials in accordance with our clinical protocols and to play a significant role in the subsequent collection and analysis of data from these trials. The failure by any of such third parties to meet expected timelines, adhere to our protocols or meet regulatory standards could adversely impact the subject product development program.

Human clinical trials are typically conducted in three sequential phases that may overlap or be combined:

•	Phase 1. The pharmaceutical product is usually introduced into healthy human subjects and tested for safety, dosage tolerance, absorption, metabolism, distribution and excretion. In the case of some products for severe or life-threatening diseases, such as cancer treatments, especially when the product may be too inherently toxic to ethically administer to healthy volunteers, the initial human testing is often conducted in patients.
•	Phase 2. The pharmaceutical product is evaluated in a limited patient population to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted diseases and to determine dosage tolerance, optimal dosage and dosing schedule.
•	Phase 3. Clinical trials are undertaken to further evaluate dosage, clinical efficacy and safety in an expanded patient population at geographically dispersed clinical trial sites. These clinical trials are intended to establish the overall risk/benefit ratio of the product and provide an adequate basis for product labeling. Generally, two adequate and well-controlled Phase 3 clinical trials are required by the FDA for approval of an NDA/BLA or foreign authorities for approval of marketing applications.

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Post-approval studies, or Phase 4 clinical trials, may be conducted after initial marketing approval. These studies are used to gain additional experience from the treatment of patients in the intended therapeutic indication and may be requested by the FDA as a condition of approval. Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA and written IND safety reports must be submitted to the FDA and the investigators for serious and unexpected adverse events or any finding from tests in laboratory animals that suggests a significant risk for human subjects.

It is possible Phase 1, Phase 2 and Phase 3 clinical trials will not be completed successfully within any specified period, or at all. The FDA or the sponsor or, if used, its data safety monitoring board may suspend a clinical trial at any time on various grounds, including a finding that the research subjects or patients are being exposed to an unacceptable health risk. Similarly, an IRB or ethics committee can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s or ethics committee’s requirements or if the pharmaceutical product has been associated with unexpected serious harm to patients.

Concurrent with clinical trials, companies usually complete additional animal studies and must also develop additional information about the chemistry and physical characteristics of the pharmaceutical product as well as finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the pharmaceutical product candidate and, among other things, must develop methods for testing the identity, strength, quality and purity of the final pharmaceutical product. Additionally, appropriate packaging must be selected, tested and stability studies must be conducted to demonstrate that the pharmaceutical product candidate does not undergo unacceptable deterioration over its shelf life.

MATERIAL AGREEMENTS

The Company’s existing contracts which obligate the Company to expend in the future more than $10,000 are summarized as follows:

1. The Company has entered into an Employment Agreement for President and Chief Scientific Officer. The Company employs Dr. H. Michael Shepard as a full-time employee to provide services as president and CSO, at a salary of $250,000 per year. The Company has also granted to Dr. Shepard a stock option to purchase 25,000 shares at $8.00 per share.

2. The Company has entered into an Intellectual Property Transfer Agreement. The Company acquired from Dr. Shepard the intellectual property and patent rights for the technology that forms the core of the Company’s business plan, for which the Company has already paid to Dr. Shepard $100,000, and issued 577,500 shares of common stock. In the future, the Company is to pay additional consideration for the IP transfer, consisting of $50,000 cash, and $107,500 to be converted into common stock at the conversion price of $8.00 per share.

3. The Company’s CFO is providing services in accordance with a Consulting Agreement. The Company has a consulting agreement with Ozan Pamir, our CFO, to provide services as chief financial officer, at a compensation rate of $5,000 per month.

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4. The Company has entered into a Consulting Services for Executive Chairman with Dr. James Woody. The Company has a consulting agreement with Dr. James Woody to provide serve as the Company’s Executive Chairman, at a compensation rate of $2,083 per month, which is to be increased to #3,333 per month once the Company has raised more than $5,000,000 in future equity funding. The Company also issued to Dr. Woody a stock option to purchase 137,500 common shares, at an exercise price of $8.00 per share.

5. The Company has contracted with a third-party for accounting services. The Company has contracted with RTA Group, LLP, a CPA accounting firm, to provide general accounting services at an hourly rate that is in line with standard accounting service providers.

6. The Company has entered into multiple agreements related to fund raising.

(a). Securities Attorney Services: The Company has agreed to a legal fee of $50,000, of which $25,000 has already been paid, and the remaining $25,000 is to be paid once the Reg A application for qualification is filed with the SEC.

(b). Broker-Dealer Services: Dalmore Group, LLC, a registered broker dealer. For the Reg D stock offering, the compensation is $25,000 up front fee which is already paid, plus 2% of funds raised in the Reg D stock offering. For the soon to follow Reg A stock offering, 1% of the funds raised in the Reg A stock offering, plus $25,000.

(c). Media and Marketing Services: Redtail Production Services, LLC, at compensation of $25,000 for the content production services, half of which has already been paid. Additionally, Redtail will provide further marketing services, which entails them to a compensation of $50,000, half of which has already been paid. Upon the launch of the Company’s financing, Redtail will be entitled to a fee of $12,000 per month plus 10% of advertising spend of the Company.

(d). Platform Processing Services: Deal Maker (aka, Novation Solutions, Inc.), to provide software processing services for the Company and incoming funds, at compensation rate of $5,000 set up fee which has already been paid, plus $5,000 to be paid later, plus $15 per investor documentation fee, plus $15 per investor fund tracking fee, plus extra fee for extra services that might be requested by Company.

(e). Stock Transfer Agent Services: VStock Transfer, LLC, at compensation rate of $399 per month, plus $35 per stock certificate issued, plus extra charges if extra services are requested by Company.

(f). Public Relations: Fischtank PR is to provide public and media relations services to the Company at a rate of $7,000 per month. Payment for the first month has already been made.

DESCRIPTION OF PROPERTY

The Company currently owns no real property. With the proceeds from this Offering, The Company has procured appropriate office and lab space to satisfy its current requirements but may require additional space as discussed in our section entitled “Use of Proceeds.”

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SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION” and the Financial Statements and Notes thereto, included elsewhere in this Offering. The balance sheet and statements of operations and comprehensive loss data from the year ended December 31, 2019 and the period of August 16, 2018 (inception) through December 31, 2018 are derived from our audited financial statements. The balance sheet and statements of operations and comprehensive loss data for the nine months ended September 30, 2020 are derived from our unaudited consolidated financial statements.

	As of September 30, 2020	As of December 31, 2019

TOTAL ASSETS	$1,407,000	$1,187,974

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES

Current Liabilities	$1,191,700	$319,955

Shareholder Note, non-current	$-	45,401

TOTAL LIABILITIES	$1,191,700	$365,356

TOTAL SHAREHOLDERS’ EQUITY	$215,300	$822,618

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,407,000	$1,187,974

	Nine Months Ended September 30, 2020	Year Ended December 31, 2019

Revenues	$-	$-

Expenses	752,800	390,133

Interest Expense	31,264	7,173

Net Loss	$(784,064)	$(397,306)

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

BUSINESS

Enosi Life Sciences Corporation (the “Company”) was originally formed as a Canadian corporation in the name of Enosi Pharmaceuticals Corp on August 16, 2018. On December 10, 2019, the Company changed its name to Enosi Life Sciences Corp. On January 16, 2020, the Company was re-incorporated as a Delaware corporation. (See Appendix 2 and 3 for Company’s Certificate of Incorporation and Bylaws). Enosi researches, develops, tests and manufactures drugs to address the growing global health challenges of autoimmune diseases like rheumatoid arthritis (RA), acute inflammatory conditions such as severe acute respiratory syndrome (SARS) and cancer.

Enosi has identified several molecules to target acute inflammation associated with these conditions, however the Company has not defined with precision those indications it wishes to pursue initially for its product candidates. See “Risks Relating to the Company and Its Business.”

There is one class of stock in the Company:

1.	Common Stock.

The Company is authorized to issue 100,000,000 shares of Common Stock. Currently there are 2,750,000. As of December 31, 2019, there were 2,667,500 shares outstanding.

Description of Rights of Classes of Stock

All Shares of Common Stock shall be identical and are voting. The Shares to be issued pursuant to this Offering will be Common Stock. On July 29, 2020, the Company effected a reverse stock split of 10:1 (the “Split”). The Split has been retroactively applied to all periods presented in the accompanying financial statements. All share amounts disclosed in the notes to the financial statements reflect the Split unless otherwise indicated.

On August 28, 2019, pursuant to an intellectual property transfer agreement (NOTE 2), the Company issued 577,500 shares of common stock to Dr. H. Michael Shepard, our President, at $1.59 per share for total value of $919,000. The shares and intellectual property were valued by an independent valuation firm utilizing a benchmark/market approach.

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On August 29, 2019, the Company issued 1,918,125 common shares at an average price of $0.15 per share to related parties for services rendered to the Company totaling $295,520 (NOTE 4). Additionally, the Company issued 171,875 common shares at an average price of $.15 per share to a number of vendors for services provided to the Company totaling $26,469. These services were rendered over the course of the year, and the stock price reflects the average of the underlying grant dates.

Results of Operations

The three and nine months ended September 30, 2020 and 2019

Revenue. Total revenue for the three and nine months ended September 30, 2020 and 2019 was $0. The Company continues to be in the start-up phase.

Operating Expenses. Operating Expenses for the three months ended September 30, 2020 and 2019 were $276,044 and $356,420, respectively. Most of the expenses were General and Administrative, which were $260,346 and $356,420, respectively. The decrease from 2019 to 2020 is due to stock-based compensation in 2019 paid to related parties for professional fees rendered. Additionally, the Company recorded $14,713 in patent amortization expense during the three months ended September 30, 2020 due to the commencement of patent amortization in Q1 of 2020.

Operating expenses for the nine months ended September 30, 2020 and 2019 were $752,800 and $366,842. The expenses are primarily General and Administrative, which were $645,626 and $366,842, respectively. The increase from 2019 to 2020 was due to increased professional fees related to preparation of the Company’s Offering Circular and related audit of the financial statements. Additionally, the Company recorded $36,189 in patent amortization and $70,985 in research and development expenses during the nine months ended September 30, 2020, compared to $0 in both expense categories during 2019.

Other Income (Expenses). During the three months ended September 30, 2020 and 2019, the Company recorded $18,224 and $1,716, respectively, in interest expense. Similarly, during the nine months ended September 30, 2020 and 2019, the Company recorded $31,264 and $2,756, respectively, in interest expense. The increases from 2019 to 2020 are due to additional notes payable entered into by the Company during 2020.

Net Loss. The net loss for the three months ended September 30, 2020 and 2019 was $294,268 and $358,136, respectively. The net loss for the nine months ended September 30, 2020 and 2019 was $784,064 and $369,598, respectively. The fluctuations in net loss are a result of the factors mentioned above.

Other Comprehensive Loss (“OCL”). OCL is comprised of net loss and foreign currency translation effects. Foreign currency translation losses for the three months ended September 30, 2020 and 2019 totaled $0 and $6,922, respectively, resulting in OCL of $294,268 and $365,058, respectively. Foreign currency translation losses for the nine months ended September 30, 2020 and 2019 totaled $119 and $6,953, respectively, resulting in OCL of $784,183 and $376,551, respectively.

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The year ended December 31, 2019 and the period of August 16, 2018 (inception) to December 31, 2018

Revenue. Total revenue for the periods ended December 31, 2019 and December 31, 2018 was $0. The Company continues to be in the start-up phase.

Operating Expenses. Operating expenses for the year ended December 31, 2019 were $390,133 compared to $9,963 for the period ended December 31, 2018. Operating expenses for the periods were solely General and Administrative, which were comprised of insurance costs, legal and professional fees (including accounting costs), marketing costs, office supplies, and overall operating expenses such as utilities and travel. During the year ended December 31, 2019, the Company was able to raise capital and begin implementing its business plan, which resulted in the increase of $380,170 in General and Administrative expenses from 2018 to 2019.

Net Loss. Net loss for the year ended December 31, 2019 was $397,306, which included interest expense of $7,173. This is compared to a net loss of $10,636 for the period ended December 31, 2018, which included interest expense of $673.

Other Comprehensive Loss (“OCL”). OCL is comprised of net loss and foreign currency translation effects. Foreign currency translation gain (loss) for the periods ended December 31, 2019 and 2018 totaled ($10,478) and $49, respectively, resulting in OCL of $407,784 and $10,587, respectively.

Liquidity and Capital Resources

The Company had cash of $578 at December 31, 2019 and cash of $404 as of December 31, 2018. As of September 30, 2020, the Company had cash of $261,189.

During the year ended December 31, 2019 and the period of August 16, 2018 (inception) to December 31, 2018, $63,219 and $24,645 of Company cash was used for operating activities, while net proceeds of $74,371 and $25,000 were generated from financing activities. Capital needs were met by the investments made by our shareholders via note payable proceeds of $20,401 and $25,000, as well as notes payable from non-related parties totaling $153,970 and $0 during the periods ended December 31, 2019 and 2018, respectively. The Company made repayments totaling $100,000 and $0 on the related party notes during 2019 and 2018, respectively, and subsequently converted the $153,970 note to common stock during 2020.

During the nine months ended September 30, 2020 and 2019, the Company used $368,270 and $42,186, respectively, in operating activities, while net proceeds of $629,000 and $51,040 were generated from financing activities. The Company received $100,000 and $151,040 from convertible notes payable, $184,000 and $0 from convertible notes payable - related party, and $400,000 and $0 from notes payable - related party, during the nine months ended September 30, 2020 and 2019, respectively. The Company also made repayments on notes payable - related party of $50,000 and $100,000, and converted notes payable of $153,970 and $0 to common stock during the nine months ended September 30, 2020 and 2019, respectively.

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Please refer to the Company’s footnotes to the accompanying audited financial statements for the periods ended December 31, 2019 and 2018, and the unaudited consolidated financial statements for the nine months ended September 30, 2020 and 2019, for details of the notes payable and financing arrangements.

At September 30, 2020 the Company had $117,076 in accounts payable, $203,572 in accrued and other liabilities, $836,901 in related and non-related party notes, and $34,151 in interest payable.

The Company is still in the start-up phase and has not commenced revenue-generating operations. This raises substantial doubt about its ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon obtaining additional working capital. Management believes that the Company will be able to operate for the coming year by raising capital pursuant to an offering in accordance with Regulation A. However, there can be no assurances that management’s plans will be successful, and if the Company is unable to raise additional capital, the Company may have to cease operations resulting in a total loss to investors. See “REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

Plan of Operations

Management of the Company intends to use a substantial portion of the net proceeds for general working capital and, once certain funding milestones are met, to move into full implementation to secure the final location where we will establish our lab, undertake setting it up and then immediately commence full blown research and development activities. The Company plans to continue to acquire industry leading experts in the fields of regenerative medicine, biomedical engineering, and other relevant and related fields to join its existing science team and further enhance its efforts. The Company will also likely reach out to strategic partners for alliances to further strengthen its positions.

In our opinion, the proceeds from this Offering may not satisfy our cash requirements indefinitely, so we anticipate that it will be necessary to raise additional funds to implement the plan of operations as it evolves over time. During that time frame, we may not be able to satisfy our cash requirements through sales and the proceeds from this Offering alone, and therefore we anticipate that we will need to attempt to raise additional capital through the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through loans or other types of debt. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring operating deficits that are expected to continue for the foreseeable future.

Trend Information

Because we are still in the initial phase of research and development we are unable to identify any recent trends in site visitations, revenue or expenses since the latest financial year. Thus, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

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Critical Accounting Policies

We have identified the policies outlined in this Offering Circular and attachments as critical to our business operations and an understanding of our results of operations. Those policies outlined are not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

The Company had no revenue as of the time of this offering, but intends to account for its revenues pursuant to ASC 606, “Revenues from Contracts with Customers,” once the Company commences revenue-generating operations.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant proportion of assets (not in the ordinary course of business) during the next 12 months.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The directors, executive officers and significant employees of the Company as of the date of this filing are as follows:

Name	Position	Age	Term of Office	PT Hours (1)	FT Hours (2)
Executive Officers
Dr. H. Michael Shepard	CEO, CSO, President,	71	August 2018 to present	n/a	50
Ozan Pamir	CFO, Treasurer, Secretary	29	May 2020 to present	20
Directors
Dr. James Woody	Chairman of the Board of Directors	78	July 2020 to present	10	n/a
Dr. Marc Feldman	Director	75	August 2018 to present	10	n/a
Dr. H. Michael Shepard	Director	71	August 2018 to present	n/a	50

__________

(1)	Approximate Hours Worked Per Week For Part Time Employee

(2)	Approximate Hours Worked Per Week For Full Time Employee

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Directors, Executive Officers and Significant Employees

The directors, officers and significant consultants and employees of the Company as of the date of this filing are as follows:

Dr. H. Michael Shepard, Co-founder, President, Chief Scientific Officer, and Board Member

Dr. H. Michael Shepard is a global, leading authority on cancer research and therapeutics. He is best known for his invention of “Herceptin”/Trastuzumab, which has remained one of the most profitable platforms for Roche (>$7B USD). Dr. Shepard is a highly-experienced and respected leader with many successful ventures in this field - working at Genentech (sold to Roche - $46.8 B USD), Canji, Inc. (bought by Scheirng-Plough), and Halozyme (now valued at $2.6B USD). He is widely acknowledged as a biomarker pioneer and recognized worldwide. Dr. Shepard received the 2019 Albert Lasker Award and the Warren Alpert Prize, among many other professional accolades.

Sir Marc Feldmann, Co-founder and Board Member

Sir Marc Feldmann is a preeminent immunologist, and an Emeritus Professor at the University of Oxford. With Sir Ravinder Maini, he identified TNF as a target. They successfully led trials of Infliximab (Remicade), and prompted J&J’s $4.9B USD acquisition of Centocor. Remicade sales exceeded $50B USD globally. Professor Sir Marc Feldmann is a Fellow of the Royal Society, of Australian Academy, and a Foreign Member of the US National Academy of Sciences. He was knighted in 2010 and received the Australian equivalent. He has received many accolades including the Albert Lasker Award, the Crafoord Prize, the Canada Gairdner Award, the Paul Janssen Award, and the Ernst Schering Award.

James N. Woody, Executive Chairman

James N. Woody (“Jim”) brings more than 25 years of pharmaceutical research and management experience to Enosi. In addition to his duties as a consultant to LVP, where he served as a General Partner for 14 years, Jim is currently Chairman of Viracta Therapeutics, a company focusing on unique therapies for virally induced cancers. He was the founding CEO of OncoMed Pharmaceuticals, a cancer therapeutic antibody company. He was the Board member for both ForteBio, and Protein Simple, both successfully acquired. Jim was formerly President and general manager of Roche Bioscience (former Syntex) in Palo Alto, CA. Previously, Jim served as Chief Scientific Officer and Senior Vice President of R&D for Centocor. While at Centocor, Jim’s team developed the blockbuster drug Remicade. Jim served as Chairman of the Silicon Valley Leadership Group representing over 120 Silicon Valley Companies and, is a board member of the Lucile Packard Children’s Hospital (Stanford).

Jim served as a Navy Medical Officer, and was Head of the Navy Transplant Research Program. With his colleagues and with both Navy and Congressional support, he founded the National Marrow Donor Program. He was promoted to Commanding Officer and Director, US Naval Medical Research and Development Command in Bethesda Maryland. He was responsible for the surveillance, detection and therapy for all Biologic Warfare Agents and Infectious Diseases in the first Gulf War and was awarded the Marine Corps/US Navy Legion of Merit for his service.

Jim holds an M.D. from Loma Linda University, trained in Pediatric Immunology at Duke University and Children’s Hospital in Boston (Harvard), and holds a Ph.D. in Immunology from the University of London, England. He was Professor of Pediatrics and Microbiology at Georgetown University School of Medicine 1982-1996. He has authored or co-authored over 140 publications.

Ozan Pamir, Chief Financial Officer, Secretary of the Board of Directors

Ozan is a hands-on Venture Capitalist, involved with several companies as CFO and a board member. He brings a wealth of knowledge and experience to the Enosi team as a former investment banker with in-depth capital markets expertise. Throughout his career, he has specialized in helping companies in defining their corporate strategy, and execute corporate transactions such as M&As and IPOs.

Recently, as CFO and board member, Ozan was overseeing the complex merger and financing of three biotech companies, which resulted in the formation of 180 Life Sciences; a clinical stage company going public on NASDAQ. He is also the CFO and a board member of Unify Pharmaceuticals, a company focused on autoimmune diseases such as Parkinson’s.

Ozan was previously VP of Investment Banking at a leading Canadian independent investment bank, where he co-founded the origination department which focused on small and mid-cap financing and advisory mandates. He advised private and public companies on M&A deals and was the lead banker on 30+ financings, raising approximately $400 million.

He holds an Economics and Finance degree from McGill University and is a CFA Charterholder.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

A description of the employment agreements entered into by the Company are described below.

Name	Capacity in which compensation was received	Year	Cash Compensation ($)	Stock-based Compensation ($)	Other Compensation ($)		Total Compensation ($)
Executive Officers and Directors
Dr. H. Michael Shepard	CSO, CEO, President, and Director	2020	$40,000	$4,071	$189,167	*, (a)	$233,238
Dr. H. Michael Shepard	CSO, CEO, President, and Director	2019	$0	$0	$0	*	$0
Dr. H. Michael Shepard	CSO, CEO, President, and Director	2018	$0	$0	$0	*	$0
Dr. James Woody	Executive Chairman	2020	$0	$17,050	$14,586	*, (a)	$31,636
Ozan Pamir	CFO, Treasurer, Secretary	2020	$30,000	$0	$5,000	*, (a)	$35,000
Ozan Pamir	CFO, Treasurer, Secretary	2019	$0	$0	$0	*	$0
Sir Marc Feldmann	Director	2020	$0	$0	$0		$-
Sir Marc Feldmann	Director	2019	$0	$0	$0		$0
Sir Marc Feldmann	Director	2018	$0	$0	$0		$0

* See employment agreements described below.

(a) Other Compensation amount is accrued and will be repaid in cash or stock in the future

Broker Dealer Agreements

The Company has agreed to pay Dalmore Group LLC, a service fee equal to 1% on all funds raised in the Offering. Dalmore will also be paid $20,000 for investor onboarding fees and $5,000 for filing fees.

Employment Agreements

Our Board of Directors have not received any compensation for serving on the Board.

(1) On February 1, 2020, the Company entered into an at-will executive employment agreement with Dr. H. Michael Shepard, hiring him as the Chief Scientific Officer. His responsibilities generally include managing intellectual property matters, overseeing research and development, providing leadership for the Company’s goals and plans, assisting with fundraising and enhancing the Company’s reputation in the biotech and investment communities. As compensation, he will receive a base salary of $250,000 USD per year and a performance bonus of up to 30% of his base salary. He has also received an option to purchase up to 250,000 shares of the Company’s common stock at $8.00 per share.

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(2) On May 27, 2020, the Company entered into a two-year consultancy agreement with Ozan Pamir, hiring him as the Chief Financial Officer. His responsibilities generally include providing leadership and management of the Company’s finances, providing financial guidance on potential acquisition and go-public initiatives and managing relationships with auditors and other outside service providers. As compensation, he will receive $5,000 USD per month and he was previously issued 87,725 shares of common stock. He will also be eligible to participate in the Company Stock Option Plan.

(3) On June 1, 2020, the Company entered into a consulting agreement with Dr. Woody to act as Executive Chairman for the Company and advise on strategic planning and business operations matters. As compensation, he will receive an annual retainer of $25,000 which will be increased to $40,000 per year after the Company has raised over $5 million of new equity financing. He was also issued a stock option to purchase up to 137,500 common shares at $8.00 per share (representing 5% of the Company’s then outstanding shares). He is also entitled to receive an additional stock option once the Company has raised $5 million of new equity funding, in order for Dr. Woody to maintain at least a 2% ownership interest in the Company.

The Company has not entered into any other employment agreements with its executive officers or other employees to date. It may enter into additional employment agreements with them in the future.

Our board of directors currently consists of three directors:

Dr. H. Michael Shepard

Dr. Marc Feldmann

Dr. James Woody

None of our directors are “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint an independent director(s) to our board of directors in the future, particularly to serve on appropriate committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the entire Board of Directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

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Limitation of Liability and Indemnification of Officers and Directors

The Company’s Bylaws contain customary limits on liability and indemnity provisions for the directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of the Company’s stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over their shares of the Company’s stock.

The following table sets forth information regarding beneficial ownership of all classes of our stock by any of our directors or executive officers as of the date of the Regulation A offering:

Name of Officer/Director	Common Shares Owned Prior to Offering	Percentage	Common Shares Owned After Offering	Percentage
BIOONCOLOGY CONSULTANTS LLC (1)	797,500	29.00%	797,500	10.29%
PROF SIR MARC FELDMANN	742,500	27.00%	742,500	9.58%
OZAN PAMIR	87,725	3.19%	87,725	1.13%
Total of all Shares held by Officers and Directors	1,627,725	59%	1,627,725	21%

(1) These shares are beneficially owned by Dr. H. Michael Shepard, our CEO, CSO, and Director.

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CAPITALIZATION TABLE

The following table sets forth information regarding ownership by class of stock of our Common Stock by all shareholders as of the date of this Regulation A offering.

Directors & Officers	Common Shares	Percentage
BIOONCOLOGY CONSULTANTS LLC	815,991	28.45%
PROF SIR MARC FELDMANN	822,595	28.68%
OZAN PAMIR	87,725	3.06%
JAMES N. WOODY	625	0.02%
Subtotal	1,726,936	60.20%

Outside Shareholders	Common Shares	Percentage

THESEUS CAPITAL LTD	171,269	5.97%
ASTATINE CAPITAL LTD.	190,894	6.65%
CABAZON CAPITAL CORP.	181,331	6.32%
HOJA INC.	181,331	6.32%
STERLING SECURITIES INTERNATIONAL	165,000	5.75%
LAWRENCE PEMBLE	101,475	3.54%
Matis Capital Ltd.	11,812	0.41%
MATTHEW HOLYOAK	6,875	0.24%
Campanula Advisory Limited	3,938	0.14%
CHASE MANAGEMENT LTD.	25,850	0.90%
DUCKHORN VENTURES	82,500	2.88%
DRISHA LEGGITT	8,175	0.28%
CAMBRIDGE CAPITAL LTD	2,214	0.08%
RONALD BAUER	2,200	0.08%
DANIEL MANEVAL	6,709	0.23%
Subtotal	1,141,573	39.80%

TOTAL COMMON SHARES ISSUED AND OUTSTANDING	2,868,509	100.00%

Stock Options	Stock Options
James N. Woody	137,500
Dr. H. Michael Shepard	25,000
TOTAL STOCK OPTIONS	162,500

Convertible Debt	USD Amount

CHEER MORE HOLDINGS	$50,000

TOTAL CONVERTIBLE DEBT ISSUED AND OUTSTANDING	$50,000

*Convertible debt conversion price shall be the equivalent of the share price at the next financing, presumably $8.00 per share

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN RELATED-PARTY TRANSACTIONS AND AGREEMENTS

The Company has entered into the following agreements with various related parties:

(a) Dr. H. Michael Shepard: Pursuant to an Intellectual Property Transfer Agreement dated as of August 28, 2019, the Company acquired intellectual property (IP) rights from Dr. H. Michael Shepard, which IP forms the core IP and technology for the Company’s Business Plan. As consideration for this IP transfer, the Company issued 577,500 common shares to Dr. Shepard’s company, and agreed to pay $100,000 cash (which has been paid), plus $50,000 cash to be paid in the future, plus $107,500 that has since been converted into common stock at a conversion price of $8.00 per share.

In February 2020, Dr. Shepard gave a $33,000 Bridge Loan to the Company, which has since been converted into common shares at a conversion price of $8.00 per share.

On May 1, 2020, the Company entered into an Employment Agreement with Dr. Shepard, as described above, for Employment Agreement.

(b) Marc Feldmann: In 2018, Dr. Feldmann advanced $25,000 to a patent attorney to draft patent applications for the Company. The Company intends to reimburse Dr. Feldmann for this advance.

In February, 2020, Dr. Feldmann gave a $33,000 Bridge Loan to the Company, which has since been converted into common shares at a conversion price of $8.00 per share. Dr. Feldmann gave an additional $50,000 Bridge Loan in May 2020, which has since been converted into common shares at a conversion price of $8.00 per share.

In 2019, Dr. Feldmann paid expenses of the Company for approximately $20,000, which sum is to be reimbursed by the Company.

In May 2020, Dr. Feldmann loaned $400,000 to the Company at an interest rate of 12% Per annum. Said loan has since been converted into common shares at a conversion price of $8.00 per share.

(c) Ozan Pamir: On May 27, 2020, the Company entered into a Consulting Agreement with Mr. Pamir, as described above.

(d) James. N Woody: On June 1, 2020, the Company entered into a Consulting Agreement with Dr. Woody, as described above.

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SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company’s Bylaws or its Certificate of Incorporation, each Common Stock shareholder shall not be entitled to vote. The Shares of Common Stock, when issued, will be fully paid and non-assessable. Since the holders of Common Stock issued pursuant to this Offering Circular do have voting rights, they should not expect to be able to influence any decisions by management of the Company through voting on Company matters.

There is one other class of stock in the Company as of the date of this Offering Circular. The Company does not expect to create any additional classes of stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Common Stock if it chooses to do so.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close. The Company anticipates numerous closings to take place during the Offering.

The minimum subscription that will be accepted from an investor is Five Hundred Dollars ($500.00) (the “Minimum Subscription”). A subscription for $500.00 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire or ACH (or other payment methods the Company may later add). The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the expiration date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

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There is a right of first refusal attached to the Common Stock in this Offering. Aside from this restriction, there are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the Shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than a right of first refusal and those disclosed in this Offering Circular. The Company intends to engage a transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

The Shares, to be sold in this Offering are restricted from resell or transfer until January 3, 2023, excepting only for estate planning transfers and transfers to affiliates. As described below, the Shares to be sold in this Offering are subject to a Right of First Refusal for the benefit of the Company. The Subscription Agreement contains the following Right of First Refusal provision for the Company’s benefit:

Restrictions on Transfers of Shares. Until the Common Stock of the corporation is listed on an exchange and is made available for trading, the stockholder shall not sell, assign, pledge or in any manner transfer any of the shares of Common Stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this Section.

If the stockholder receives from anyone a bona fide offer acceptable to the stockholder to purchase any of its shares of Common Stock, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the price per share and all other terms and conditions of the offer.

For ten (10) days following receipt of such notice, the corporation shall have the option to purchase all (but not less than all) the shares specified in the notice at the price and upon the terms set forth in such bona fide offer. In the event the corporation elects to purchase all the shares, it shall give written notice to the selling stockholder of its election and settlement for said shares shall be made as provided below.

In the event the corporation elects to acquire the shares of the selling stockholder as specified in said selling stockholder’s notice, the corporation shall so notify the selling stockholder and settlement thereof shall be made in cash within fifteen (15) days after the corporation receives said selling stockholder’s notice; provided that if the terms of payment set forth in said selling stockholder’s notice were other than cash against delivery, the corporation shall pay for said shares on the same terms and conditions set forth in said selling stockholder’s notice.

In the event the corporation does not elect to acquire all of the shares specified in the selling stockholder’s notice, said selling stockholder may, within a sixty-day period following the expiration of the rights granted to the corporation herein, sell elsewhere the shares specified in said selling stockholder’s notice which were not acquired by the corporation, in accordance with the provisions above provided that said sale shall not be on terms and conditions more favorable to the purchaser than those contained in the bona fide offer set forth in said selling stockholder’s notice. All shares so sold by said selling stockholder shall continue to be subject to the provisions of this Section in the same manner as before said transfer.

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Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from this Right of First Refusal:

(i) A stockholder’s transfer of any or all shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such transfer and shall include any trust established primarily for the benefit of the stockholder or his immediate family.

(ii) A stockholder’s transfer of any or all of such stockholder’s shares to the corporation.

(iii) A corporate stockholder’s transfer of any or all of its shares to an affiliate thereof or pursuant to and in accordance with the terms of any merger, consolidation, or reclassification of shares or capital reorganization of the corporate stockholder.

(iv) A corporate stockholder’s transfer of any or all of its shares to any or all of its stockholders.

(v) A transfer by a stockholder which is limited or general partnership to any or all of its partners or retired partners, or to any such partner’s or retired partner’s estate. In any such case, the transferee, assignee or other recipient shall receive and hold such Common Stock subject to the provisions of this Section 8.14, and there shall be no further transfer of such Common Stock except in accordance with this Section.

The provisions of this Right of First Refusal may be waived with respect to any transfer by the corporation, upon duly authorized action of the Board of Directors. This Right of First Refusal may be amended or repealed only by the duly authorized action of the Board of Directors, plus the approval of any stockholder who is adversely affected thereby.

Any sale or transfer, or purported sale or transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this Section are strictly observed and followed.

The foregoing right of first refusal shall automatically terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, or upon the listing of the securities of the corporation on any stock exchange subject to the Securities Exchange Act of 1934.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the offering of the Shares was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The year-end December 31, 2019 and 2018 financial statements included in this Offering and registration statement have been audited by Pinnacle Accountancy Group of Utah (a DBA of the PCAOB-registered firm Heaton & Company, PLLC), to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

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ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

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Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating company” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

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The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold to either Accredited Investors or only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such non-accredited person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed a Regulation A Offering Statement on Form 1-A with the SEC under the Securities Act of 1933 with respect to the shares of the Common Stock offered hereby. This Preliminary Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, the Company will be required to file periodic reports and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, including the Company, that file electronically with the SEC. The address of this site is www.sec.gov.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized on  March 2, 2021

Enosi Life Sciences Corporation,

March 2, 2021		/s/ H. Michael Shepard
	By:	H. Michael Shepard
Chief Executive Officer and Director

March 2, 2021		/s/ Ozan Pamir
	By:	Ozan Pamir
Chief Financial Officer, Chief Accounting Officer, Director

March 2, 2021		/s/ James Woody
	By:	Dr. James Woody
Chairman of the Board of Directors

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ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

Enosi Life Sciences Corporation,

March 2, 2021		/s/ H. Michael Shepard
	By:	H. Michael Shepard
Chief Executive Officer and Director

March 2, 2021		/s/ Ozan Pamir
	By:	Ozan Pamir
Chief Financial Officer, Chief Accounting Officer, Director

March 2, 2021		/s/ James Woody
	By:	Dr. James Woody
Chairman of the Board of Directors

76

Financial Statements

Enosi Life Sciences Corporation

Report of Independent Registered Public Accounting Firm	FS-2
Financial Statements and Supplementary Notes
Balance Sheets as of December 31, 2019 and 2018	FS-3
Statements of Operations and Comprehensive Loss for the year ended December 31, 2019 and the period of August 16, 2018 (inception) to December 31, 2018	FS-4
Statement of Stockholders’ Equity (Deficit) for the year ended December 31, 2019 and the period of August 16, 2018 (inception) to December 31, 2018	FS-5
Statements of Cash Flows for the year ended December 31, 2019 and the period of August 16, 2018 (inception) to December 31, 2018	FS-6
Notes to the Financial Statements for the year ended December 31, 2019 and the period of August 16, 2018 (inception) to December 31, 2018	FS-7
Consolidated Balance Sheets as of September 30, 2020 and December 31, 2019 (unaudited)	FS-15
Consolidated Statements of Operations and Comprehensive Loss for the three and nine months ended September 30, 2020 and 2019 (unaudited)	FS-16
Consolidated Statement of Stockholders’ Equity (Deficit) for the nine months ended September 30, 2020 and 2019 (unaudited)	FS-17
Consolidated Statements of Cash Flows for nine months ended September 30, 2020 and 2019 (unaudited)	FS-18
Notes and to the Unaudited Consolidated Financial Statements for the nine months ended September 30, 2020 and 2019	FS-19

FS-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Enosi Life Sciences Corporation

San Diego, CA

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Enosi Life Sciences Corporation (the Company) as of December 31, 2019 and 2018, and the related statements of operations and comprehensive loss, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2019 and the period of August 16, 2018 (inception) through December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as December 31, 2019 and 2018, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses and has minimal operations which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2020.

Pinnacle Accountancy Group of Utah

(a dba of Heaton & Company, PLLC)

Farmington, Utah

October 28, 2020

FS-2

ENOSI LIFE SCIENCES CORPORATION BALANCE SHEETS As of December 31, 2019 and 2018

	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$578	$404
Prepaid expenses	10,396	15,945

Total current assets	10,974	16,349

Intangible assets, net	1,177,000	-

Total assets	$1,187,974	$16,349

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$68	$821
Due to related party	416	442
Accrued interest	5,146	-
Accrued interest - related party	2,855	673
Convertible notes payable - related party	107,500	-
Notes payable - related party	50,000	-
Notes payable	153,970	-

Total current liabilities	319,955	1,936

Long-term liabilities:
Notes payable - related party	45,401	25,000

Total liabilities	365,356	26,936

Common Stock; no par value; 100,000,000 shares authorized; 2,667,500 and 0 issued and outstanding at December 31, 2019 and 2018, respectively	1,240,989	-
Accumulated deficit	(407,942)	(10,636)
Accumulated other comprehensive income (loss)	(10,429)	49
Total stockholders’ equity (deficit)	822,618	(10,587)

Total liabilities and stockholders’ equity (deficit)	$1,187,974	$16,349

The accompanying notes are an integral

part of these financial statements.

FS-3

ENOSI LIFE SCIENCES CORPORATION STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS For the year ended December 31, 2019 and period of August 16, 2018 (inception) to December 31, 2018

	2019	2018

Operating expenses:
General and administrative	$(390,133)	$(9,963)

Net loss from operations	(390,133)	(9,963)

Other income (expense):
Interest expense	(7,173)	(673)

Net loss before income taxes	(397,306)	(10,636)

Income tax expense	-	-

Net loss	$(397,306)	$(10,636)

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	(10,478)	49

Total Comprehensive Loss	$(407,784)	$(10,587)

Net Loss per Share: Basic and Diluted	$(0.45)	$(0.00)

Weighted Average Number of Shares Outstanding:
Basic and Diluted	906,219	-

The accompanying notes are an integral

part of these financial statements.

FS-4

ENOSI LIFE SCIENCES CORPORATION STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) For the year ended December 31, 2019 and period of August 16, 2018 (inception) to December 31, 2018

			Accumulated Other		Total
	Common Stock (1)		Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Income (Loss)	Deficit	Equity (Deficit)

Balance, August 16, 2018 (inception)	-	$-	$-	$-	-

Other comprehensive income			49		49

Net loss				(10,636)	(10,636)

Balance, December 31, 2018	$-	$-	49	$(10,636)	$(10,587)

Shares issued for purchase of intellectual property	577,500	$919,000	$-	$-	$919,000

Shares issued for services	2,090,000	321,989			321,989

Other comprehensive loss			(10,478)		(10,478)

Net loss				(397,306)	(397,306)

Balance, December 31, 2019	2,667,500	$1,240,989	$(10,429)	$(407,942)	$822,618

(1) Common stock amounts retroactively reflect a 1:10 reverse stock split that occurred in July 2020.

The accompanying notes are an integral

part of these financial statements.

FS-5

ENOSI LIFE SCIENCES CORPORATION STATEMENTS OF CASH FLOWS For the year ended December 31, 2019 and period of August 16, 2018 (inception) to December 31, 2018

	2019	2018

Cash flows from operating activities:
Net loss	$(397,306)	$(10,636)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	321,989	-

Change in operating assets and liabilities:
Prepaid expenses	5,549	(15,945)
Accounts payable	(753)	821
Due to related party	(26)	442
Accrued interest	5,146	-
Accrued interest - related party	2,182	673
Net cash used in operating activities	(63,219)	(24,645)

Cash flows from investing activities:	-	-

Cash flows from financing activities:
Proceeds from notes payable	153,970	-
Proceeds from related party notes payable	20,401	25,000
Repayments on related party notes payable	(100,000)	-

Net cash provided by financing activities	74,371	25,000

Effect of exchange rate changes on cash	(10,978)	49

Net increase in cash	174	404

Cash and cash equivalents, beginning of period	404	-

Cash and cash equivalents, end of period	$578	404

Supplemental Cash Flow Information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash Investing and Financing Activities:
Common stock issued for purchase of intellectual property	$919,000	$-
Notes payable issued for purchase of intellectual property	$258,000	$-

The accompanying notes are an integral

part of these financial statements.

FS-6

ENOSI LIFE SCIENCES CORPORATION NOTES TO FINANCIAL STATEMENTS For the year ended December 31, 2019 and period of August 16, 2018 (inception) to December 31, 2018

NOTE 1 – GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business – Enosi Life Sciences Corp. (“Enosi” or the “Company”) is engaged in the development of biologics that are expected to have lower toxicity than traditional therapeutics - resulting in treatments for autoimmune disease, cancer, and acute inflammation. Enosi is in a unique position to approach this broad range of disease indications because of the proven expertise of its founders, Professor Sir Marc Feldmann and Dr. H. Michael Shepard, who have discovered entire drug classes. These acknowledged experts in autoimmune disease and cancer, respectively, are combining their knowledge of inflammation and cancer to conceive and implement novel approaches to treating disease.

Enosi’s drug development pipeline plans to exploit the TNF (Tumor Necrosis Factor) Receptor family (responsible for autoimmune diseases and acute inflammation) and the EGF (Epidermal Growth Factor) Receptor family (responsible for autoimmune diseases and cancer). As of the date of these financial statements, the Company's intellectual property consists of one provisional patent application filed in 2019 (that was converted in February 2020 to a PCT patent applications), plus a second  provisional patent application that was filed in August 2020, which cover its novel approach to therapeutics discovery, chemical structures, and methods of use.

Enosi intends to invest resources to successfully complete the clinical programs that are underway, discover new drug candidates, and develop new molecules to build up on its existing pipeline to address unmet clinical needs. For each new product candidate, a developmental phase is necessary to individually customize each planned clinical program and to create a robust procedure that can later be implemented in a GMP (Good Manufacturing Practice) Environment to ensure the production of clinical batches. Enosi may rely on third-party CMOs (Contract Manufacturing Organizations) and other third parties for the manufacturing and processing of its product candidates in the future. Enosi does not currently have any revenues and its planned clinical programs are in their early stages. The Company may choose to monetize its IP assets by (i) developing, marketing and selling drugs to market directly, (ii) licensing agreements, (iii) sale of certain IP assets or (iv) any combination of (i), (ii) and (iii).

Enosi was initially incorporated as a British Columbia Corporation on August 16, 2018 under the name Enosi Pharmaceuticals Corp. In December 2019, the Company changed its name to Enosi Life Sciences Corp. and in January 2020 the Company re-domiciled to the United States of America and is now recognized as a Delaware Corporation.

In February of 2020, the Company incorporated a wholly owned UK subsidiary called Enosi Life Sciences Ltd.

FS-7

ENOSI LIFE SCIENCES CORPORATION NOTES TO FINANCIAL STATEMENTS For the year ended December 31, 2019 and period of August 16, 2018 (inception) to December 31, 2018

Basis of Accounting – The accounts of the Company are maintained on the accrual basis of accounting as determined using accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Foreign Currency - The functional currency of the Company during fiscal years ending 2019 and 2018 is the Canadian Dollar. In accordance with ASC 830, “Translation of Financial Statements,” foreign currency denominated assets and liabilities are translated into U.S. dollars (“USD”) using the exchange rates in effect at the balance sheet dates 0.76985 and 0.73719 for 2019 and 2018, respectively. Results of operations and cash flows are translated into USD using the average exchange rates throughout the period of 0.75358 and 0.77101 for 2019 and 2018, respectively. The effect of exchange rate fluctuations on translation of assets and liabilities is included as a component of stockholders’ equity in accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions, which are included in other income and expense, have not been significant.  All amounts reported in these financial statements and notes thereto are in USD.

Use of Estimates – The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.

Income Taxes - Since the Company was incorporated in British Columbia, Canada, in 2018 and re-domiciled to Delaware in January 2020, the Company was not subject to US tax law during the periods ended December 31, 2019 and 2018 and had no tax asset or obligation under Canadian tax law. For financial reporting purposes, for 2020 and thereafter, the Company has elected to use the asset and liability method. Under that method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or be settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided when it is more likely than not that some portion of the gross deferred tax asset will not be realized. The Company records interest and penalties related to income taxes as a component of provision for income taxes. The Company did not recognize any interest and penalty expense for the periods ended December 31, 2019 and 2018.

Fair Value of Financial Instruments – The Company follows ASC 820, “Fair Value Measurements.” The carrying amounts of cash and equivalents, prepaid expenses accounts payable, accrued liabilities, and notes payable approximate fair value because of the short maturity of these instruments. The carrying amounts of long-term payables approximate fair value as these instruments are charged interest based on the prevailing rates.

Cash and Equivalents – Cash and equivalents include cash on hand, demand deposits, and short-term investments with original maturities of three months or less. The Company has no cash equivalents at December 31, 2019 or 2018.

Net Loss per Common Share - The Company computes earnings (loss) per share in accordance with ASC 260, “Earnings per Share.” Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock, unless anti-dilutive. During the periods ended December 31, 2019 and 2018, the Company had 671,875 and 0, respectively, potentially dilutive securities outstanding, consisting of a convertible note payable with its President, Dr. H. Michael Shepard (NOTE 3).

FS-8

ENOSI LIFE SCIENCES CORPORATION NOTES TO FINANCIAL STATEMENTS For the year ended December 31, 2019 and period of August 16, 2018 (inception) to December 31, 2018

Stock-Based Compensation - The Company did not have any stock-based compensation during 2018. For 2019 and thereafter, the Company measures the cost of services received from employees and non-employees in exchange for an award of equity instruments based on the fair value of the award on the grant date in accordance with ASC 718, “Compensation - Stock Compensation.” Stock-based compensation expense is recorded by the Company in the same expense classifications in the statements of operations, as if such amounts were paid in cash. During the periods ended December 31, 2019 and 2018, the Company recognized $321,989 and $0, respectively, in stock-based compensation (NOTE 5).

Recent Accounting Pronouncements - There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

Intangible Assets- The Company accounts for intangible assets in accordance with ASC 350 “Intangibles-Goodwill and Other.” ASC 350 requires that goodwill and other intangibles with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value. In addition, ASC 350 requires that intangible assets with defined useful lives subject to amortization shall be amortized to expense over the course of their useful lives, and reviewed periodically for additional impairment. An impairment loss is recognized for definite-lived intangible assets if the carrying amount exceeds its fair value and is not recoverable. Significant judgment is required to estimate the fair value of intangible assets, which includes estimating future cash flows, determining appropriate discount rates, and other assumptions. Changes in these estimates and assumptions or the occurrence of one or more triggering events in future periods could cause the actual results or outcomes to materially differ from such estimates and could also affect the determination of fair value and/or impairment at future reporting dates.

On August 28, 2019, the Company acquired from its President, Dr. H. Michael Shepard, some intellectual property (the “IP”) (NOTE 2) for the treatment of inflammatory and autoimmune diseases, as well as some types of cancers, for which a provisional patent entitled “Antibodies and Enonomers” had been filed with the U.S. Patent and Trademark Office on February 21, 2019. The Company relied in part on an independent formal valuation obtained by the Company to determine the value of the IP. The hybrid market/benchmark approach yielded a valuation of $1,177,000, for which the Company issued as consideration 5,775,000 shares of pre-split common stock (577,500 post-split) (NOTE 5) and a $258,000 note payable (NOTE 3). In January of 2020, a market participant placed a value on the Company of $0.18 per common stock via an arm’s length security transaction.  Using a discount period of 0.34 and a discount factor of 0.87, based on a weighted average cost of capital of 48.7%, a per common stock value of $0.16 was calculated as of the date of the IP acquisition.  The key values used in the weighted average cost of capital calculation are as follows:

Company Debt / Equity Ratio	0.03
Effective Tax Rate	25.7%
Cost of Equity (Benchmark selection)	50.0%
Cost of Debt	10.0%
Equity / Invested Capital	97.0%
Debt / Invested Capital	3.0%

Subsequently on February 19, 2020, the Company filed a Patent Cooperation Treaty Application (the “PCT Application”). Since the PCT Application establishes a single patent filing date in all nations/regions in which the Company will be granted patents, and facilitates the widespread usage an implementation of the IP, the Company has elected to commence amortization over the IP’s and related patent’s estimated useful life of 20 years on the PCT application date of February 19, 2020. As such, there is no amortization expense during the periods ended December 31, 2019 or 2018.

Based on the Company’s analysis of its intangible assets as of December 31, 2019, no indicators of impairment exist. No impairment loss on intangible assets was recognized during the periods ended December 31, 2019 or 2018.

FS-9

ENOSI LIFE SCIENCES CORPORATION NOTES TO FINANCIAL STATEMENTS For the year ended December 31, 2019 and period of August 16, 2018 (inception) to December 31, 2018

Revenue Recognition - Revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services.

Pursuant to ASC 606, “Revenue from Contracts with Customers,” a customer is a party that has contracted with the Company to obtain goods or services that are an output of the Company’s ordinary activities in exchange for consideration.

To recognize revenue for arrangements that the Company determines are within the scope of ASC 606, once the Company commences revenue-generating operations, the Company plans to perform the following five steps:

(i)	identify the contract(s) with a customer;
(ii)	identify the performance obligations in the contract, including whether they are distinct in the context of the contract;
(iii)	determine the transaction price, including the constraint on variable consideration;
(iv)	allocate the transaction price to the performance obligations in the contract; and
(v)	recognize revenue when (or as) the Company satisfies each performance obligation.

The Company does not currently have any revenues and its clinical programs are in their early stages. The Company may choose to monetize its IP assets by (i) developing, marketing and selling drugs to market directly, (ii) licensing agreements, (iii) sale of certain IP assets or (iv) any combination of (i), (ii) and (iii). Once specific revenue streams are identified, the Company will apply ASC 606 accordingly.

NOTE 2 – INTANGIBLE ASSETS

The Company’s intangible assets consist of intellectual property purchased from Dr. H. Michael Shepard, President, on August 28, 2019 (see NOTE 1 - Intangible Assets), summarized as follows:

	2019	2018
Cost
Beginning balance	$-	$-
Additions	1,177,000	-
Balance at December 31	$1,177,000	$-

Amortization
Beginning balance	-	-
Amortization expense	-	-
Balance December 31	-	-

Net Book Value	$1,177,000	$-

Useful Life in Years	20	20

FS-10

ENOSI LIFE SCIENCES CORPORATION NOTES TO FINANCIAL STATEMENTS For the year ended December 31, 2019 and period of August 16, 2018 (inception) to December 31, 2018

Estimated amortization expense for the next five years and thereafter:

Year(s)	Amortization
2020	$49,042
2021	58,850
2022	58,850
2023	58,850
2024	58,850
2025-2039	892,558
Total	$1,177,000

NOTE 3 –NOTES PAYABLE - RELATED PARTY

At December 31, 2019 and 2018, notes payable to related parties consist of the following:

	2019	2018
HM Shepard (1)	$157,500	$-
Sir Marc Feldmann (2)	45,401	25,000

Total Due To Related Party	$202,901	$25,000

Accrued Interest on Due To Related Party Notes	$2,855	$673

(1)

In connection with the IP purchased from the Company’s President, Dr. Shepard (NOTE 2), on August 28, 2019, the Company issued a promissory note in the amount of $258,000. The note carries no interest provided it is paid in full within 3 business days of the maturity date. Thereafter, the note will carry an interest rate of 10%. During the year ended December 31, 2019, the Company made repayments on the note of $100,000. Of the remaining $157,500 note balance, $50,000 matures the day the Company raises $500,000 of outside equity funding, and $107,500 of the note is convertible into shares of the Company’s common stock at the prevailing rate at the time of said funding. For purposes of calculating fully diluted shares, if the Company were to have had an equity cash investment transaction as of December 31, 2019 at $0.16 per share (the fair market value of common shares as at December 31, 2019), then the $107,500 convertible note would have resulted in an additional 671,875 shares being issued to Dr. Shepard (or his designee). Such conversion has not occurred, and Dr. Shepard is not entitled to such additional shares.

(2)

On August 16, 2018, the Company issued to Sir Marc Feldmann, a Director of the Company, a promissory note for proceeds of $25,000 and carries an interest rate of 8% and matures on March 31, 2021. On October 3, 2019, the Company issued an additional note to Dr. Feldmann for proceeds of $20,401. The note carries an interest rate of 1.5% and matures on March 31, 2021

NOTE 4 – RELATED PARTY TRANSACTIONS

Throughout the year ended December 31, 2019, the Company incurred expenses with its officers, directors, and their affiliates, for executive chairman services, CEO services and legal counsel to the Company totaling $295,520, for which the Company issued 1,918,125 shares of common stock valued at an average price of $0.15 per share.

FS-11

ENOSI LIFE SCIENCES CORPORATION NOTES TO FINANCIAL STATEMENTS For the year ended December 31, 2019 and period of August 16, 2018 (inception) to December 31, 2018

NOTE 5 – CAPITAL STOCK

The Company was incorporated on August 16, 2018 in British Columbia (Canada) with authorized capital consisting of unlimited number of common shares with no par value. At incorporation, the Company issued one common share to the incorporator. On July 1, 2020, the Company effected a reverse stock split of 10:1 (the “Split”).  The Split has been retroactively applied to all periods presented in the accompanying financial statements.  All share amounts disclosed in the notes to the financial statements reflect the Split unless otherwise indicated.

On August 28, 2019, pursuant to an intellectual property transfer agreement (NOTE 2), the Company issued 5,775,000 pre-split common shares (577,500 post-split) to Dr. H. Michael Shepard, our President, at $0.16 per share for total value of $919,000.  The shares and intellectual property were valued by an independent valuation firm utilizing a benchmark/market approach.

On August 29, 2019, the Company issued 1,918,125 common shares at an average price of $0.15 per share to related parties for services rendered to the Company totaling $295,520 (NOTE 4). Additionally, the Company issued 171,875 common shares at an average price of $0.15 per share to a number of vendors for services provided to the Company totaling $26,469. These services were rendered over the course of the year, and the stock price reflects the average of the underlying grant dates.

There were 2,667,500 and 0 shares of common stock issued and outstanding at December 31, 2019 and December 31, 2018, respectively.

NOTE 6 – GOING CONCERN

As set forth on the Company’s balance sheet, its total current assets were $10,974 and $16,349 as of December 31, 2019 and 2018, respectively, while current liabilities totaled $319,955 and $1,936, respectively. These amounts do not provide adequate working capital for the Company to successfully operate its business and to service its debt, and the Company is still in the start-up phase and has not commenced revenue-generating operations. This raises substantial doubt about its ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon obtaining additional working capital. Management believes that the Company will be able to operate for the coming year by raising capital pursuant to an offering in accordance with Regulation A. However, there can be no assurances that management’s plans will be successful.

NOTE 7 - NOTES PAYABLE

On August 30, 2019, the Company received $153,970 from Duckhorn Ventures Ltd. (“Duckhorn”), an unrelated entity, pursuant to a promissory note that carries 10% interest. The maturity date was the earlier of four months following the date of the Company’s breach of a letter of intent (the “LOI”) entered into between the Company and Duckhorn, or thirty days following termination of the LOI. The intent of the LOI was a reverse takeover of the Company by Duckhorn; however, terms were not achieved by the required closing date of October 31, 2019. As such, the LOI was terminated and the note became due December 31, 2019.

On January 13, 2020, the Company and Duckhorn reached a settlement whereby the loan and related accrued interest totaling $159,116 were converted into 82,500 shares of common stock valued at $159,116, resulting in no gain or loss on the transaction.

FS-12

ENOSI LIFE SCIENCES CORPORATION NOTES TO FINANCIAL STATEMENTS For the year ended December 31, 2019 and period of August 16, 2018 (inception) to December 31, 2018

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated events through the date on which the financial statements were issued, for subsequent events requiring recognition or disclosure in the financial statements, and noted the following:

Company Re-Domiciled

In January 2020, the Shareholders of Enosi passed a resolution to re-domicile the Company from British Columbia, Canada to Delaware, USA. A new Delaware Corporation (the “DE Corp”) was formed with the same name. In order to have the British Columbia Corporation (the “BC Corp”) re-domiciled in Delaware, the BC Corp merged into the DE Corp with all of the BC Corp Shareholders becoming all of the Shareholders for the DE Corp on a share-for-share basis the same that exists for the BC Corp. The BC Corp thereafter ceased to exist.

Company Subsidiary

In February 2020, the Company incorporated a wholly-owned UK subsidiary called Enosi Life Sciences Ltd. As at the date of these financial statements, this subsidiary is inactive, with no assets or liabilities.

COVID-19

On March 11, 2020 the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. As of the date of this filing, our research and development efforts remain ongoing, subject to regulated or reduced lab hours. We cannot reasonably estimate the length or severity of this pandemic, or the extent to which the disruption may materially impact our financial position, results of operations, and cash flows in fiscal 2020.

Management Change

In May 2020, Drisha Leggitt resigned her position as the Company’s Chief Executive Officer. Currently Dr. H. Michael Shepard and Dr. James Woody, the Executive Chairman, are sharing this role.

The Company appointed Ozan Pamir as its Chief Financial Officer in May 2020. In May 2020, Dr. James N. Woody was appointed as Executive Chairman. Founding Members Sir Marc Feldmann and Dr. H. Michael Shepard remained Directors of the Company.

Changes in Capitalization

In August 2019, the Company issued a promissory loan to Duckhorn Ventures for $153,970 (NOTE 7). On January 13, 2020, the Company entered into a settlement agreement with Duckhorn Ventures to extinguish this promissory loan and accrued interest totaling $159,116, via the issuance of 82,500 shares of common stock valued at $159,116, resulting in no gain or loss on the transaction.

In July 2020, the Company effected a reverse stock split of 10-to-1, resulting in total shares outstanding of 2,750,000 (NOTE 5).

FS-13

ENOSI LIFE SCIENCES CORPORATION NOTES TO FINANCIAL STATEMENTS For the year ended December 31, 2019 and period of August 16, 2018 (inception) to December 31, 2018

Financing Activity

In January and February 2020, the Company issued a total of $234,000 in convertible debt to investors, including $117,500 to related parties. The debt accrues interest at 8% per annum with the option to convert to common stock during subsequent security offerings. The conversion price will be equal to the price established in the subsequent security offering. Additionally, once the Company has sold at least $500,000 of new securities the notes will automatically convert at a conversion price equal to the price established for the new securities.

In May 2020, the Company issued an additional $50,000 in convertible debt to a related party, under the same terms as the convertible debt issued in January and February 2020.

In June 2020, the Company received $400,000 from a related party and issued a promissory note, which accrues interest at 12% per annum with a maturity date of May 31, 2021 or once the Company has received at least $2,500,000 in new equity investments or a liquidation event or at such a time as the parties mutually agree.

In August 2020, the Company issued 25,000 common stock options with exercise price of $8 per share vesting over four years and expiring on August 18, 2030. The Company also issued an additional 137,500 common stock options with an exercise price of $8 per share, vesting over two years and expiring on June 30, 2026.

FS-14

ENOSI LIFE SCIENCES CORPORATION CONSOLIDATED BALANCE SHEETS As of September 30, 2020 and December 31, 2019 (Unaudited)

ASSETS	2020	2019
Current assets:
Cash and cash equivalents	$261,189	$578
Prepaid expenses	-	10,396

Total current assets	261,189	10,974

Non-current assets:
Deferring offering costs	5,000	-
Intangible assets, net	1,140,811	1,177,000

Total non-current assets	1,145,811	1,177,000

Total assets	$1,407,000	$1,187,974

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$117,076	$68
Accrued and other liabilities	203,572	-
Due to related party	-	416
Accrued interest	5,334	5,146
Accrued interest - related party	28,817	2,855
Convertible notes payable - related party	291,500	107,500
Convertible notes payable	100,000	-
Notes payable - related party	445,401	50,000
Notes payable	-	153,970

Total current liabilities	1,191,700	319,955

Long-term liabilities:
Notes payable - related party	-	45,401

Total liabilities	1,191,700	365,356

Common Stock; no par value; 100,000,000 shares authorized; 2,750,000 and 2,667,500 issued and outstanding at September 30, 2020 and December 31, 2019, respectively	1,400,105	1,240,989
Additional paid-in capital	17,749	-
Accumulated deficit	(1,192,006)	(407,942)
Accumulated other comprehensive loss	(10,548)	(10,429)
Total stockholders’ equity	215,300	822,618

Total liabilities and stockholders’ equity	$1,407,000	$1,187,974

The accompanying notes are an integral

part of these unaudited consolidated financial statements.

FS-15

ENOSI LIFE SCIENCES CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS For the three and nine months ended September 30, 2020 and 2019 (Unaudited)

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019
Operating expenses:
Amortization expense	$(14,713)	$-	$(36,189)	$-
General and administrative	(260,346)	(356,420)	(645,626)	(366,842)
Research and development	(985)	-	(70,985)	-

Total operating expenses	(276,044)	(356,420)	(752,800)	(366,842)

Net loss from operations	(276,044)	(356,420)	(752,800)	(366,842)

Other income (expense):
Interest expense, net	(18,224)	(1,716)	(31,264)	(2,756)

Net loss before income taxes	(294,268)	(358,136)	(784,064)	(369,598)

Income tax expense	-	-	-	-

Net loss	$(294,268)	$(358,136)	$(784,064)	$(369,598)

Other Comprehensive Loss
Foreign currency translation adjustment	-	(6,922)	(119)	(6,953)

Total Comprehensive Loss	$(294,268)	$(365,058)	$(784,183)	$(376,551)

Net Loss per Share: Basic and Diluted	$(0.11)	$(0.39)	$(0.29)	$(1.20)

Weighted Average Number of Shares Outstanding:
Basic and Diluted	2,750,000	927,826	2,746,086	312,674

The accompanying notes are an integral

part of these unaudited consolidated financial statements.

FS-16

ENOSI LIFE SCIENCES CORPORATION CCONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY For the nine months ended September 30, 2020 and 2019 (Unaudited)

			Additional	Accumulated Other		Total
	Common Stock (1)		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Capital	Loss	Deficit	Equity

Balance, December 31, 2019	2,667,500	$1,240,989	$-	$(10,429)	$(407,942)	$822,618

Shares issued for conversion of note payable and accrued interest	82,500	159,116	-	-	-	159,116

Stock-based compensation	-	-	17,749	-	-	17,749

Other comprehensive loss	-	-	-	(119)	-	(119)

Net loss	-	-	-	-	(784,064)	(784,064)

Balance, September 30, 2020	2,750,000	$1,400,105	$17,749	$(10,548)	$(1,192,006)	$215,300

Balance, December 31, 2018	-	$-	$-	$49	$(10,636)	$(10,587)

Shares issued for purchase of intellectual property	577,500	919,000	-	-	-	919,000

Shares issued for services	2,090,000	321,989	-	-	-	321,989

Other comprehensive loss	-	-	-	(6,953)	-	(6,953)

Net loss	-	-	-	-	(369,598)	(369,598)

Balance, September 30, 2019	2,667,500	$1,240,989	$-	$(6,904)	$(380,234)	$853,851

(1) Common stock amounts retroactively reflect a 1:10 reverse stock split that occurred in July 2020.

The accompanying notes are an integral

part of these unaudited consolidated financial statements.

FS-17

ENOSI LIFE SCIENCES CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS For the nine months ended September 30, 2020 and 2019 (Unaudited)

	September 30, 2020	September 30, 2019

Cash flows from operating activities:
Net loss	$(784,064)	$(369,598)

Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	17,749	321,989
Amortization expense	36,189	-

Change in operating assets and liabilities:
Prepaid expenses	10,396	4,884
Accounts payable	117,008	(2,246)
Accrued and other liabilities	203,572	-
Due to related party	(416)	(35)
Accrued interest	5,334	1,242
Accrued interest - related party	25,962	1,578

Net cash used in operating activities	(368,270)	(42,186)

Cash flows from investing activities:	-	-

Cash flows from financing activities:
Payment of deferred offering costs	(5,000)	-
Proceeds from convertible notes payable	100,000	151,040
Proceeds from convertible notes payable - related party	184,000	-
Proceeds from notes payable - related party	400,000	-
Repayment of notes payable - related party	(50,000)	(100,000)

Net cash provided by financing activities	629,000	51,040

Effect of exchange rate changes on cash	(119)	(7,453)

Net increase in cash	260,611	1,401

Cash and cash equivalents, beginning of period	578	404

Cash and cash equivalents, end of period	$261,189	1,805

Supplemental Cash Flow Information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash Investing and Financing Activities:
Common stock issued for purchase of intellectual property	$-	$919,000
Notes payable issued for purchase of intellectual property	$-	$258,000
Common stock issued for conversion of note payable	$153,970	$-
Common stock issued for conversion of accrued interest	$5,146	$-

The accompanying notes are an integral

part of these unaudited consolidated financial statements.

FS-18

ENOSI LIFE SCIENCES CORPORATION NOTES TO FINANCIAL STATEMENTS For the nine months ended September 30, 2020 and 2019 (Unaudited)

NOTE 1 – GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business – Enosi Life Sciences Corp. (“Enosi” or the “Company”) is engaged in the development of breakthrough biologics that are intended to have lower toxicity than traditional therapeutics - resulting in novel treatments for autoimmune disease, cancer, and acute inflammation, however, determinations of efficacy are solely within the authority of the FDA. Enosi is in a unique position to approach this broad range of disease indications because of the proven expertise of its founders, Professor Sir Marc Feldmann and Dr. H. Michael Shepard, who have discovered entire drug classes. These acknowledged experts in autoimmune disease and cancer, respectively, are combining their knowledge of inflammation and cancer to conceive and implement novel approaches to treating disease.

Enosi’s drug development pipeline plans to exploit the TNF (Tumor Necrosis Factor) Receptor family (responsible for autoimmune diseases and acute inflammation) and the EGF (Epidermal Growth Factor) Receptor family (responsible for autoimmune diseases and cancer). The Company's intellectual property consists of two filed patents,which cover its novel approach to therapeutics discovery, chemical structures, and methods of use.

Enosi intends to invest resources to successfully complete the clinical programs that are underway, discover new drug candidates, and develop new molecules to build up on its existing pipeline to address unmet clinical needs. For each new product candidate, a developmental phase is necessary to individually customize each clinical program and to create a robust procedure that can later be implemented in a GMP (Good Manufacturing Practice) Environment to ensure the production of clinical batches. Enosi may rely on third-party CMOs (Contract Manufacturing Organizations) and other third parties for the manufacturing and processing of its product candidates in the future. Enosi does not currently have any revenues and its clinical programs are in their early stages. The Company may choose to monetize its IP assets by (i) developing, marketing and selling drugs to market directly, (ii) licensing agreements, (iii) sale of certain IP assets or (iv) any combination of (i), (ii) and (iii).

Enosi was initially incorporated as a British Columbia Corporation on August 16, 2018 under the name Enosi Pharmaceuticals Corp. In December 2019, the Company changed its name to Enosi Life Sciences Corp. and in January 2020 the Company re-domiciled to the United States of America and is now recognized as a Delaware Corporation.

In February of 2020, the Company incorporated a wholly owned UK subsidiary called Enosi Life Sciences Ltd. The subsidiary is currently non-operating and was incorporated to allow the company to take advantage of the opportunities to conduct clinical trials in the UK in the future.

Basis of Accounting and Consolidation – The accounts of the Company are maintained on the accrual basis of accounting as determined using accounting principles generally accepted in the United States of America (“U.S. GAAP”). The financial statements include the Company and its wholly-owned subsidiary. All intercompany accounts have been eliminated in consolidation.

Foreign Currency - The functional currency of the Company during the nine months ended September 30, 2020 and the fiscal year ending 2019 is the U.S. Dollar and Canadian Dollar, respectively. In accordance with ASC 830, “Translation of Financial Statements,” foreign currency denominated assets and liabilities are translated into U.S. dollars (“USD”) using the exchange rates in effect at the September 30, 2020 and December 31, 2019 balance sheet dates of 0.7506 and 0.76985, respectively. Results of operations and cash flows are translated into USD using the average exchange rate throughout the nine months ended September 30, 2019 of 0.7524. No translation was necessary for results of operation and cash flows for 2020 as the functional currency of the Company during the nine months ended September 30, 2020 is the U.S. dollar. The effect of exchange rate fluctuations on translation of assets and liabilities is included as a component of stockholders’ equity in accumulated other comprehensive loss. Gains and losses from foreign currency transactions, which are included in other income and expense, have not been significant. All amounts reported in these financial statements and notes thereto are in USD.

FS-19

ENOSI LIFE SCIENCES CORPORATION NOTES TO FINANCIAL STATEMENTS For the nine months ended September 30, 2020 and 2019 (Unaudited)

Use of Estimates – The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Income Taxes - Since the Company was incorporated in British Columbia, Canada, in 2018 and re-domiciled to Delaware in January 2020, the Company was not subject to US tax law during the nine months ended September 30, 2019 and had no tax asset or obligation under Canadian tax law. For financial reporting purposes, for 2020 and thereafter, the Company has elected to use the asset and liability method. Under that method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or be settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided when it is more likely than not that some portion of the gross deferred tax asset will not be realized. The Company records interest and penalties related to income taxes as a component of provision for income taxes. The Company did not recognize any interest and penalty expense for the nine months ended September 30, 2020 or 2019.

Fair Value of Financial Instruments – The Company follows ASC 820, “Fair Value Measurements.” The carrying amounts of cash and equivalents, prepaid expenses accounts payable, accrued liabilities, and notes payable approximate fair value because of the short maturity of these instruments. The carrying amounts of long-term payables approximate fair value as these instruments are charged interest based on the prevailing rates.

Cash and Equivalents – Cash and equivalents include cash on hand, demand deposits, and short-term investments with original maturities of three months or less. The Company has no cash equivalents at September 30, 2020 or December 31, 2019.

Net Loss per Common Share - The Company computes earnings (loss) per share in accordance with ASC 260, “Earnings per Share.” Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock, unless anti-dilutive. At September 30, 2020 and December 30, 2019, the Company had the following potentially-dilutive securities outstanding, which were anti-dilutive due to net losses:

FS-20

ENOSI LIFE SCIENCES CORPORATION NOTES TO FINANCIAL STATEMENTS For the nine months ended September 30, 2020 and 2019 (Unaudited)

	September 30, 2020	December 31, 2019

Potentially Dilutive Securities
Convertible Notes Payable (Notes 3 and 8)	2,175,000	671,875
Stock Options (Note 6)	162,500	-

Total Potentially Dilutive Securities	2,337,500	671,875

Stock-Based Compensation - The Company measures the cost of services received from employees and non-employees in exchange for an award of equity instruments based on the fair value of the award on the grant date in accordance with ASC 718, “Compensation - Stock Compensation.” Stock-based compensation expense is recorded by the Company in the same expense classifications in the statements of operations, as if such amounts were paid in cash.  The Company recognized $ 17,749 of stock-based compensation expense for the nine months ended September 30, 2020 for the issuance of stock options to certain officers and directors of the Company. The Company recognized $321,989 of stock-based compensation expense for the nine months ended September 30, 2019 for the issuance of common stock to employees and non-related parties for services (NOTE 5).

Deferred Offering Costs – The Company complies with the requirements of ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to stockholders’ equity upon the completion of an offering or to expense if the offering is not completed.

Recent Accounting Pronouncements- There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

Intangible Assets- The Company accounts for intangible assets in accordance with ASC 350 “Intangibles-Goodwill and Other.”ASC 350 requires that goodwill and other intangibles with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value. In addition, ASC 350 requires that intangible assets with defined useful lives subject to amortization shall be amortized to expense over the course of their useful lives, and reviewed periodically for additional impairment. An impairment loss is recognized for definite-lived intangible assets if the carrying amount exceeds its fair value and is not recoverable. Significant judgment is required to estimate the fair value of intangible assets, which includes estimating future cash flows, determining appropriate discount rates, and other assumptions. Changes in these estimates and assumptions or the occurrence of one or more triggering events in future periods could cause the actual results or outcomes to materially differ from such estimates and could also affect the determination of fair value and/or impairment at future reporting dates.

FS-21

ENOSI LIFE SCIENCES CORPORATION NOTES TO FINANCIAL STATEMENTS For the nine months ended September 30, 2020 and 2019 (Unaudited)

On August 28, 2019, the Company acquired from its President, Dr. H. Michael Shepard, some intellectual property (the “IP”) (NOTE 2) for the treatment of inflammatory and autoimmune diseases, as well as some types of cancers, for which a provisional patent entitled “Antibodies and Enonomers” had been filed with the U.S. Patent and Trademark Office on February 21, 2019. The Company relied in part on an independent formal valuation obtained by the Company to determine the value of the IP. The hybrid market/benchmark approach yielded a valuation of $1,177,000, for which the Company issued as consideration 577,500 shares common stock (NOTE 5) and a $258,000 note payable (NOTE 3). In January of 2020, a market participant placed a value on the Company of $1.82 per common stock via an arm’s length security transaction.  Using a discount period of 0.34 and a discount factor of 0.87, based on a weighted average cost of capital of 48.7%, a per common stock value of $1.59 was calculated as of the date of the IP acquisition.  The key values used in the weighted average cost of capital calculation are as follows:

Company Debt / Equity Ratio	0.03
Effective Tax Rate	25.7%
Cost of Equity (Benchmark selection)	50.0%
Cost of Debt	10.0%
Equity / Invested Capital	97.0%
Debt / Invested Capital	3.0%

Subsequently on February 19, 2020, the Company filed a Patent Cooperation Treaty Application (the “PCT Application”). Since the PCT Application establishes a single patent filing date in all nations/regions in which the Company will be granted patents, and facilitates the widespread usage an implementation of the IP, the Company has elected to commence amortization over the IP’s and related patent’s estimated useful life of 20 years on the PCT application date of February 19, 2020. As such, there is no amortization expense recognized during the nine months ended September 30, 2019. The Company recognized $14,713 and $36,189 of amortization expense for the three and nine months ended September 30, 2020, respectively.

Based on the Company’s analysis of its intangible assets as of September 30, 2020, no indicators of impairment exist. No impairment loss on intangible assets was recognized during the periods ended September 30, 2020 or 2019.

Revenue Recognition - Revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services.

Pursuant to ASC 606, “Revenue from Contracts with Customers,” a customer is a party that has contracted with the Company to obtain goods or services that are an output of the Company’s ordinary activities in exchange for consideration.

To recognize revenue for arrangements that the Company determines are within the scope of ASC 606, once the Company commences revenue-generating operations, the Company plans to perform the following five steps:

(i)	identify the contract(s) with a customer;
(ii)	identify the performance obligations in the contract, including whether they are distinct in the context of the contract;
(iii)	determine the transaction price, including the constraint on variable consideration;
(iv)	allocate the transaction price to the performance obligations in the contract; and
(v)	recognize revenue when (or as) the Company satisfies each performance obligation.

The Company does not currently have any revenues and its clinical programs are in their early stages. The Company may choose to monetize its IP assets by (i) developing, marketing and selling drugs to market directly, (ii) licensing agreements, (iii) sale of certain IP assets or (iv) any combination of (i), (ii) and (iii). Once specific revenue streams are identified, the Company will apply ASC 606 accordingly.

FS-22

ENOSI LIFE SCIENCES CORPORATION NOTES TO FINANCIAL STATEMENTS For the nine months ended September 30, 2020 and 2019 (Unaudited)

NOTE 2 – INTANGIBLE ASSETS

The Company’s intangible assets consist of intellectual property purchased from Dr. Michael Shepard, President, on August 28, 2019 (see NOTE 1 - Intangible Assets), summarized as follows:

	As of September 30, 2020	As of December 31, 2019
Cost
Beginning balance	$1,177,000	$-
Additions	-	1,177,000
Balance	$1,177,000	$1,177,000

	For the Nine Months Ended September 30, 2020	For the Nine Months Ended September 30, 2019
Amortization
Beginning balance	-	-
Amortization expense	36,189	-
Balance	36,189	-

Net Book Value	$1,140,811	$-

Remaining Useful Life in Years	19.25	20

Estimated amortization expense for the next five years and thereafter:

Year(s)	Amortization
2020	$12,853
2021	58,850
2022	58,850
2023	58,850
2024	58,850
2025-2039	892,558
Total	$1,140,811

FS-23

ENOSI LIFE SCIENCES CORPORATION NOTES TO FINANCIAL STATEMENTS For the nine months ended September 30, 2020 and 2019 (Unaudited)

NOTE 3 –NOTES PAYABLE - RELATED PARTY

At September 30, 2020 and December 31, 2019, notes payable to related parties consist of the following:

	September 30, 2020	December 31, 2019
Convertible Notes Payable
Dr. H. Michael Shepard (1)	$107,500	$107,500
Sir Marc Feldmann (2)	83,000	-
Drisha Leggitt (3)	35,000	-
HM Shepard (4)	33,000	-
Ronald Bauer (5)	16,500	-
Cambridge Capital Ltd. (6)	16,500	-

Total Convertible Notes Payable	$291,500	$107,500

Notes Payable
HM Shepard (1)		$50,000
Sir Marc Feldmann (2)	445,401	45,401
Total Notes Payable	$445,401	$95,401

Total Due to Related Party	$736,901	$202,901

Less Non-Current Portion	-	45,401

Total Current Portion	$736,901	$157,500

Accrued Interest on Due to Related Party Notes	$28,817	$2,855

(1)

In connection with the IP purchased from the Company’s CSO and President, Dr. Shepard (NOTE 2), on August 28, 2019, the Company issued a promissory note in the amount of $257,500. The note carries no interest provided it is paid in full within 3 business days of the maturity date. Thereafter, the note will carry an interest rate of 10%. The Company made repayments on the note of $50,000 and $100,000 during the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively.  The remaining $107,500 note balance is convertible into shares of the Company’s common stock at the prevailing rate at the time the Company raises $500,000 of outside equity funding.

FS-24

ENOSI LIFE SCIENCES CORPORATION NOTES TO FINANCIAL STATEMENTS For the nine months ended September 30, 2020 and 2019 (Unaudited)

(2)

On August 16, 2018, the Company issued to Sir Marc Feldmann, a Director of the Company, a promissory note for proceeds of $25,000 and carries an interest rate of 8% and matures on March 31, 2021. On October 3, 2019, the Company issued an additional note to Dr. Feldmann for proceeds of $20,401.  The note carries an interest rate of 1.5% and matures on March 31, 2021.

On January 29, 2020 and May 6, 2020, the Company issued to Sir Marc Feldmann a convertible promissory note for proceeds of $33,000 and $50,000, respectively. Both promissory notes carry an interest rate of 8% with the option to convert to common stock during subsequent security offerings and a maturity date of March 31, 2021. The conversion price will be equal to the price established in the subsequent security offering. Additionally, once the Company has sold at least $500,000 of new securities the notes will automatically convert at a conversion price equal to the price established for the new securities.

On June 8, 2020, the Company issued to Sir Marc Feldmann an additional promissory note for proceeds of $400,000 and carries an interest rate of 12% and matures on the earlier to occur of any of the following; May 31, 2021 or once the Company has received $2,500,000 in new equity investments or a liquidation event or such a time as the parties mutually agree.

(3)	On January 23, 2020, the Company issued to Drisha Leggitt, CFO of the company at the time of the issuance, a convertible promissory note for proceeds of $35,000 and carries an interest rate of 8% with the option to convert to common stock during subsequent security offerings and a maturity date of March 31, 2021. The conversion price will be equal to the price established in the subsequent security offering. Additionally, once the Company has sold at least $500,000 of new securities the notes will automatically convert at a conversion price equal to the price established for the new securities.

(4)

On January 31, 2020, the Company issued to Dr. Shepard, President of the Company, a convertible promissory note for proceeds of $33,000 and carries an interest rate of 8% with the option to convert to common stock during subsequent security offerings and a maturity date of March 31, 2021. The conversion price will be equal to the price established in the subsequent security offering. Additionally, once the Company has sold at least $500,000 of new securities the notes will automatically convert at a conversion price equal to the price established for the new securities.

(5)	On February 10, 2020, the Company issued to Ronald Bauer, a Director of the Company, a convertible promissory note for proceeds of $16,500 and carries an interest rate of 8% with the option to convert to common stock during subsequent security offerings and a maturity date of March 31, 2021. The conversion price will be equal to the price established in the subsequent security offering. Additionally, once the Company has sold at least $500,000 of new securities the notes will automatically convert at a conversion price equal to the price established for the new securities.

(6)	On February 5, 2020, the Company issued to Cambridge Capital Ltd., a company controlled by a significant shareholder of the Company, a convertible promissory note for proceeds of $16,500. This note carries an interest rate of 8% with the option to convert to common stock during subsequent security offerings and a maturity date of March 31, 2021. The conversion price will be equal to the price established in the subsequent security offering. Additionally, once the Company has sold at least $500,000 of new securities the notes will automatically convert at a conversion price equal to the price established for the new securities.

FS-25

ENOSI LIFE SCIENCES CORPORATION NOTES TO FINANCIAL STATEMENTS For the nine months ended September 30, 2020 and 2019 (Unaudited)

NOTE 4 – RELATED PARTY TRANSACTIONS

Throughout the nine months ended September 30, 2019, the Company incurred expenses with its officers, directors, and their affiliates, for executive chairman services, CEO services and legal counsel to the Company totaling $295,520, for which the Company issued 1,918,125 shares of common stock valued at an average price of $.15 per share.

On February 1, 2020, the Company entered into an executive employment agreement with its President, Dr. Shepard. The Company and Dr. Shepard agreed on a base salary of $250,000 per year with the Company reserving the right to defer and accrue sums earned and payable until the Company raises at least $2,500,000 of equity funding. Through the nine months ended September 30, 2020, the Company paid $10,000 in compensation to Dr. Shepard and as of September 30, 2020, had $156,667 of compensation accrued and due to Dr. Shepard.

NOTE 5 – CAPITAL STOCK

The Company was incorporated on August 16, 2018 in British Columbia (Canada) with authorized capital consisting of unlimited number of common shares with no par value. At incorporation, the Company issued one common share to the incorporator. On July 1, 2020, the Company effected a reverse stock split of 10:1 (the “Split”). The Split has been retroactively applied to all periods presented in the accompanying financial statements. All share amounts disclosed in the notes to the financial statements reflect the Split.

On August 28, 2019, pursuant to an intellectual property transfer agreement (NOTE 2), the Company issued 577,500 shares of common stock to Dr. Shepard, our President, at $1.59 per share for total value of $919,000. The shares and intellectual property were valued by an independent valuation firm utilizing a benchmark/market approach.

On August 29, 2019, the Company issued 1,918,125 common shares at an average price of $0.15 per share to related parties for services rendered to the Company totaling $295,520 (Note 4). Additionally, the Company issued 171,875 common shares at an average price of $.15 per share to a number of vendors for services provided to the Company totaling $26,469. These services were rendered over the course of the year, and the stock price reflects the average of the underlying grant dates.

In August 2019, the Company issued a promissory loan to Duckhorn Ventures for $153,970 (NOTE 4).

On January 13, 2020, the Company and Duckhorn reached a settlement whereby the loan and related accrued interest totaling $159,116 were converted into 82,500 shares of common stock valued at $159,116, resulting in no gain or loss on the transaction.

In August 2020, the Company issued 25,000 and 137,500 common stock options to an officer and director of the Company, respectively.  Total vested shares were 64,688 and 0 as of September 30, 2020 and December 31, 2019, respectively, resulting in a stock-based compensation expense of $17,749 during the nine months ended September 30, 2020.

FS-26

ENOSI LIFE SCIENCES CORPORATION NOTES TO FINANCIAL STATEMENTS For the nine months ended September 30, 2020 and 2019 (Unaudited)

There were 2,750,000 and 2,667,500 shares of common stock issued and outstanding at September 30, 2020 and December 31, 2019, respectively.

NOTE 6 – SHARE-BASED PAYMENTS

The Company has adopted the 2020 Stock Plan (the “Plan”) which provides for the grant of shares of stock options to employees and service providers. Under the Plan, the number of shares reserved for grant was 5,000,000 shares as of September 30, 2020. The option exercise price generally may not be less than the underlying stock’s fair market value at the date of the grant and generally have a term of not more than ten years. Shares available for grant under the Plan amounted to 4,837,500 as of September 30, 2019.

The Company’s employee stock-based awards are measured at the grant date based on the fair value of the award and is recognized as expense by the percentage of vested shares. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for stock options, the expected life of the option, and expected stock price volatility. The Company used the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

The expected life of stock options was estimated using the “simplified method,” which is the midpoint between the vesting start date and the end of the contractual term, as the Company has limited historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock options grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. For stock price volatility, the Company uses comparable public companies as a basis for its expected volatility to calculate the fair value of options grants. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option.  The fair value of the Company’s common stock input to the Black-Scholes option valuation model was determined by referring to the most recent valuation placed on the Company by a market participant, via an arm’s length security transaction.

The fair value of each option on the date of grant is estimated using the Black-Scholes option valuation model. The following weighted-average assumptions were used for options granted during the nine months ended September 30, 2020:

Nine Months Ended
September 30, 2020

Expected term	3.25 - 5.60 years
Expected average volatility	70%
Expected dividend yield	-
Risk-free interest rate	0.27% - 0.47%

During the nine months ended September 30, 2020 the Company granted options with an aggregate fair value of $47,125, which are being amortized into compensation expense over the vesting period of the options as the services are being provided, and during the year ended December 31, 2019, the Company did not grant options.

The following is a summary of stock option activity during the nine months ended September 30, 2020 and the year ended December 31, 2019:

Options Outstanding
	Number of Options	Weighted- Average Exercise Price	Fair Value on Grant Date	Intrinsic Value
Balances as of December 31, 2018	-	$-	$-	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Balances as of December 31, 2019	-	$-	$-	$-
Granted	162,500	8.00	47,125	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Balances as of September 30, 2020	162,500	$8.00	$47,125	$-

The following table summarizes information relating to exercisable stock options as of September 30, 2020:

Options Exercisable
Number of Options	Weighted Average Exercise Price
64,688	$8.00

Aggregate intrinsic value is the sum of the amounts by which the quoted market price of the Company’s stock exceeded the exercise price of the stock options exercisable at September 30, 2020. As of September 30, 2020, the aggregate intrinsic value of stock options outstanding was $0.

FS-27

ENOSI LIFE SCIENCES CORPORATION NOTES TO FINANCIAL STATEMENTS For the nine months ended September 30, 2020 and 2019 (Unaudited)

Weighted-average grant-date fair value for non-vested stock options as of September 30, 2020 and December 31, 2019 were listed as follows:

	Shares	Weighted- Average Grant Date Fair Value Per Share
Unvested, December 31, 2018	-	$-
Granted	-	-
Vested	-	-
Forfeited	-	-
Unvested, December 31, 2019	-	$-
Granted	162,500	0.29
Vested	(64,688)	0.27
Forfeited	-	-
Unvested, September 30, 2020	97,812	$0.30

The fair value of each option on the date of grant is estimated using the Black-Scholes option valuation model. The following weighted-average assumptions were used for options granted during the nine months ended September 30, 2020:

Nine Months Ended
September 30, 2020

Expected term	3.25 - 5.60 years
Expected average volatility	70%
Expected dividend yield	-
Risk-free interest rate	0.27% - 0.47%

The total fair values of stock options that vested during the period ended September 30, 2020 and year ended December 31, 2019 were $17,749 and $0, respectively.

As of September 30, 2020, there was $29,376 of total unrecognized compensation cost related to non-vested stock options granted. The Company expects to recognize that cost over a remaining weighted average vesting period of 2.25 years as of September 30, 2020.

NOTE 7 – GOING CONCERN

As set forth on the Company’s balance sheet, its total current assets were $261,189 and $10,974 as of September 30, 2020 and December 31, 2019, respectively, while current liabilities totaled $1,191,700 and $319,955, respectively. These amounts do not provide adequate working capital for the Company to successfully operate its business and to service its debt, and the Company is still in the start-up phase and has not commenced revenue-generating operations. This raises substantial doubt about its ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon obtaining additional working capital. Management believes that the Company will be able to operate for the coming year by raising capital pursuant to an offering in accordance with Regulation A. However, there can be no assurances that management’s plans will be successful.

NOTE 8 - NOTES PAYABLE

On August 30, 2019, the Company received $153,970 from Duckhorn Ventures Ltd. (“Duckhorn”), an unrelated entity, pursuant to a promissory note that carries 10% interest. The maturity date was the earlier of four months following the date of the Company’s breach of a letter of intent (the “LOI”) entered into between the Company and Duckhorn, or thirty days following termination of the LOI. The intent of the LOI was a reverse takeover of the Company by Duckhorn; however, terms were not achieved by the required closing date of October 31, 2019. As such, the LOI was terminated and the note became due December 31, 2019.

On January 13, 2020, the Company and Duckhorn reached a settlement whereby the loan and related accrued interest totaling $159,116 were converted into 82,500 shares of common stock valued at $159,116, resulting in no gain or loss on the transaction.

In January and February 2020, the Company issued $100,000 in convertible debt to investors. The debt accrues interest at 8% per annum with the option to convert to common stock during subsequent security offerings. The conversion price will be equal to the price established in the subsequent security offering. Additionally, once the Company has sold at least $500,000 of new securities the notes will automatically convert at a conversion price equal to the price established for the new securities. The notes have accrued interest of $5,334 as of September 30, 2020.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated events through the date on which the financial statements were issued, for subsequent events requiring recognition or disclosure in the financial statements, and noted the following:

Changes in Capitalization

In December 2020, through the Company’s Regulation D offering, the Company issued 16,875 shares of common stock to related parties at $8.00 per share for a total value of $135,000.

On December 29, 2020, the Company and Sir Marc Feldmann reached a settlement whereby Sir Marc Feldmann’s $400,000 loan and related accrued interest, totaling $428,000, were converted into 53,500 shares of common stock at $8.00 per share.

The aforementioned events triggered several note conversions on December 29, 2020. The Company issued 43,893 shares of common stock to related parties at $8.00 per share as a settlement of convertible debt agreements, including related accrued interest, totaling $351,144. The Company issued 6,709 shares of common stock to non-related parties at $8.00 per share as a settlement of convertible debt agreements, including related accrued interest, totaling $53,667.

FS-28

PART III: EXHIBITS

Index to Exhibits

Exhibit Number	Description

1.1	Broker-Dealer Agreement with Dalmore Group, LLC
2A	Articles of Incorporation
2B	Bylaws
4.1	Subscription Agreement
6.1	Executive Employment Agreement
6.2	Consultancy Agreement
6.3	Transfer Agent and Registrar Agreement
6.4	Consulting Services Engagement Agreement
6.5	Agreement with FischTank
6.6	Services Agreement
6.7	Consulting Agreement
11.1	Consent
12.1	Opinion re: Legality